As filed with the Securities and Exchange Commission on January 20, 2010
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.
(Exact name of Registrant as specified in its charter)

California	2721	20-5611551
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

11400 West Olympic Blvd, 14th Floor
Los Angeles, California 90064
(310) 807-8100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott Mitchell Rosenberg
Chief Executive Officer
Platinum Studios, Inc.
11400 West Olympic Blvd, 14th Floor
Los Angeles, California 90064
(310) 807-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Dieterich, Esq.
Dieterich & Mazarei, LP
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064
(310) 312-6888

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 20, 2010

Prospectus

41,000,000 Shares
Common Stock

This prospectus relates to the offer and resale of up to 41,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Dutchess Opportunity Fund II, LP, or "Dutchess". Of such shares, (i) Dutchess has agreed to purchase 41,000,000 pursuant to the investment agreement dated January 12, 2010, between Dutchess and us, and (ii) NO shares were issued to Dutchess in consideration for the investment. Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the "Investment Agreement," we have the right to put up to $5,000,000 million in shares of our common stock to Dutchess. This arrangement is sometimes referred to as an "Equity Line." For more information on the selling stockholder, please see the section of this prospectus entitled "Selling Stockholder".

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled "Plan of Distribution".

Our common stock is quoted on the OTC Bulletin Board under the symbol "PDOS". The last reported sale price of our common stock on the OTC Bulletin Board on January 12, 2010 was $0.05 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the "Risk Factors" section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2010

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements be subject to the safe harbors created thereby. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "appear," "future," "likely," "probably," "suggest," "goal," "potential" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" beginning on page 8 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled "Caution Regarding Forward Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

Platinum Studios, Inc.

Depending upon the context, the terms "Platinum Studios," "Company," "we," "our" and "us," refers to either Platinum Studios, Inc. alone, or Platinum Studios, Inc. and its subsidiaries collectively.

Organizational History

We were formed as a California Limited Liability Company on November 20, 1996. On September 15, 2006 we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation. The Plan of Conversion provided for the issuance of an aggregate of 135,000,000 shares to the former Members of the Limited Liability Company. The Company began trading on the over-the-counter board effective January 11, 2008.

In July, 2008, the Company acquired Wowio, LLC for 21,000,000 shares of the Company’s common stock. Wowio, LLC, an e-book distribution outlet, was purchased as part of a multi-pronged approach to online content distribution. As of June 30, 2009, the Company consummated a sales of 100% of its interest in Wowio to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of Wowio revenues (reducible to 10% at a certain threshold, in perpetuity).

In December, 2008, the Company purchased Long Distance Films, Inc. (“LDF”) to facilitate the financing and production of the film currently titled “Dead of Night” (the Film”). LDF is the owner of the copyright in the Film and has certain obligation and liabilities with respect to the financing, production and distribution of Film, all of which obligations and liabilities are non-recourse to the Company. LDF is a wholly-owned subsidiary of the Company. No consideration was paid by the Company for the acquisition of LDF.

Introduction

We are a comics-based entertainment company. We own/control the rights to a library of over 5,600 comic book characters, which we adapt and produce for film, television and all other media. Our continually expanding library consists of characters that have appeared in comics in 25 languages and in more than 50 countries. Our library of comics-based characters spans across multiple genres and multiple target audiences. Not only have we developed many of our characters in-house, but we have also aggregated content from several third-party comics publishers, in many cases acquiring the rights to use these characters via all media except print publishing. We believe that the size of our library gives us a competitive edge over other comics-based libraries, as we will be able to go to market quicker with new opportunities to exploit our characters.

We seek to be a leader in producing entertainment content for all platforms including film, television, direct-to-home, publishing, and digital media based on comic book characters providing new merchandising vehicles across all retail product lines. By combining our character commercialization strategy with our extensive storytelling, packaging, and corporate management abilities, we seek to build a strategically diversified and profitable character-based entertainment business.

We believe our library has broader audience appeal than other comic character companies whose libraries are comprised primarily of the traditional superhero characters. Our library includes characters that span all story genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action/adventure, and family. While our library includes superhero characters, management believes this broad spectrum allows us to be protected by any unforeseen downturn in audience reaction to any single genre.

In addition to a broad universe of more than 1,000 characters developed in-house, we also acquired the rights to the characters and storylines of Italian-based, SBE Publishing’s Horror/Sci-Fi Universe and French-based, Hexagon Comics, as well as U.S.-based Top Cow and Barry Ween. We believe that this library gives us an established international audience for our media exploitation plans. In addition to the international exploitation of these properties, there are significant other benefits to our relationships with SBE and Hexagon Comics, including providing us with the advantage of owning all exploitation rights (other than print publishing rights) to content created, without the burden of overhead to run extensive publishing entities, thus providing us with a constant source of new material. As our publishing partners expand their library, our character and story lists expand as well. Our management believes that our strategy provides numerous synergies, including:

  Development of individual character franchises by leveraging feature films, television programming, Internet/wireless, licensees, promotional partners, and advertisers.
  Development and introduction of new characters, planted spin-offs and tie-ins with branded characters.
  Reduced marketing and promotions costs by cross marketing the characters through different distribution media.
  Interactive feedback from various affiliated and co-branded online destinations.

We believe that our strategy will offer the ability to communicate with audiences from around the world providing market analysis from fan, industry and creative perspectives that gauge the appeal of new Characters and stories.

In the 2nd quarter of 2008, we engaged the firm Sanli, Pastore & Hill (“SP&H”) to conduct a Fair Market valuation of our library of material. SP&H determined the fair market value and fair value of 100% equity interest in the intellectual property held and controlled by the Company under a going-concern premise is $150,038,000. In performing the valuation, SP&H used the American Society of Appraisers definition of fair market value. The valuation was filed in its entirety with the SEC on June 12, 2008.

In addition to creating and acquiring additional comic book and graphic novel content, in 2008 we began to expand into content distribution with our initial focus in the digital arena. In July, 2008, we acquired WOWIO, an e-book distribution outlet, to go along with DrunkDuck.com, our user-generated content creation website, as part of a multi-pronged approach to online content distribution. It was management’s intent to utilize this outlet to distribute digital versions of original properties from the Company’s library as well as other properties from its publishing partners. This business plan for WOWIO required an infusion of capital; however, due to a number of factors that include 1) a global economic pull-back, impacting all industries, including the online advertising market, and 2) an inherited liability to pay WOWIO publishers royalties for the quarter immediately preceding the Company’s acquisition and subsequent inability to pay off such obligation, the Company was unable to raise such capital and as a result had to cease all marketing, promotional, and sales activity for WOWIO. The Company kept WOWIO in a maintenance mode for approximately 12 months until it was determined by management to focus its limited resources on its core comic business and as of June 30, 2009, the Company consummated a sales of 100% of its interest in WOWIO to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of Wowio revenues (reducible to 10% at a certain threshold, in perpetuity)

For a complete description of our business, please see the section entitled "Our Business".

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the quarters ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007.

Our Principal Executive Offices

Our principal executive offices are located at 11400 West Olympic Blvd., 14th Floor, Los Angeles, California 90064. Our telephone number is (310) 807-8100 and our website address is www.platinumstudios.com. Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We obtained the market data and industry information contained in this prospectus from internal surveys, estimates, reports and studies, as appropriate, as well as from market research, publicly available information and industry publications. Although we believe our internal surveys, estimates, reports, studies and market research, as well as industry publications are reliable, we have not independently verified such information, and as such, we do not make any representation as to its accuracy.

Summary of the Offering

This prospectus relates to the resale of up to 41,000,000 shares of our common stock by Dutchess. The Investment Agreement with Dutchess provides that Dutchess is committed to purchase up to $5,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 41,000,000 shares may be issued under the Equity Line at per-share prices set at ninety-five percent (95%) of the daily volume weighted average price (VWAP) of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable put notice (such five-day period, the "Pricing Period").

The Investment Agreement is further described below under the heading, "Investment Agreement".

Shares of common stock offered
by us	None.

Shares of common stock offered
by the Selling Stockholder	41,000,000 shares

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See "Use of Proceeds." We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

OTC Bulletin Board Symbol	"PDOS"

Investment Agreement

We entered into the Investment Agreement with Dutchess on January 12, 2010. Pursuant to the Investment Agreement, Dutchess committed to purchase up to $5,000,000 of our common stock, over the course of 36 months. The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is 100,000,000.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-five percent (95%) of the VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we reserve the right, but not the obligation, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Dutchess. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Dutchess, including the following:

• we will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

• we will not be entitled to put shares to Dutchess unless our common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

• we will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess's beneficial ownership to exceed 4.99% of our outstanding shares; and

• we will not be entitled to put shares to Dutchess prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we paid Dutchess a document preparation fee in the amount of $10,000, and issued Dutchess no shares of common stock.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated January 12, 2010, between Dutchess and us, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. We must file with the SEC an initial registration statement on Form S-1 of which this prospectus forms a part, in order to access the credit line, covering the resale of the 41,000,000 shares of common stock which is equal to one-third (1/3) of our current public float (where "public float" shall be derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock then outstanding). After the later of (i) sixty (60) days after the time that Dutchess shall have resold substantially all of the shares registered for resale under the initial registration statement, or (ii) six (6) months after the effective date of the initial registration statement, we are obligated to register for resale another portion of the credit line amount, utilizing available equity equal to one-third (1/3) of our then outstanding public float. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $5,000,000 in value of shares of common stock, or 100,000,000 shares.

RISK FACTORS

Your investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

Our company was formed on November 20, 1996 and has only recently begun to fully exploit our library of characters. The first ten years of our existence were spent acquiring and building our library. There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Management believes that our success will depend in large part on the continued shift from print to digital media as well as the ability to monetize that shift. We intend to invest heavily in developing and marketing our library of characters, primarily for the web and traditional media outlets, i.e. film and television, with print as a secondary medium. However, there can be no assurance that such investments will yield the anticipated returns.

COMPETITION FROM PROVIDERS OF SIMILAR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively. We believe that the main competitive factors in the entertainment, media and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing. We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure you that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, if a property is optioned by a studio, the option may not get exercised, or if exercised, a film may still not be made, or even if a film is made, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we are unable to produce products or services that receive sufficient market acceptance we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR THE PRODUCTS OR SERVICES WE MAY OFFER FOLLOWING A BUSINESS COMBINATION.

The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond to quickly to changes in technology our business will fail.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS MODEL, WHICH IS SUBJECT TO INHERENT UNCERTAINTIES.

Our business model is predicated on our ability to control all of the rights surrounding our IP in order to properly monetize and exploit each property in the most appropriate medium. We cannot assure that there will be a large enough audience for our IP or the media projects or merchandise based on them, or that prospective customers will agree to pay the prices that we propose to charge. In the event our customers resist paying the prices we set for our products, our business, financial condition, and results of operations will be materially and adversely affected.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The global media industry is competitive. There are a substantial number of traditional and established print publishers, film studios, production companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us. While we believe that we are unique in our utilization of web-based comics as our primary publishing option, new technologies may be developed in the future which will compete with our publishing plan, and such technology may already be in development. We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market. We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media. Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the film industry. If we are not successful in competing with these traditional and established businesses we will be unable to generate any revenues.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT BY THIRD PARTIES.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners after the expiration of their respective option periods. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

OUR FILMS MIGHT BE LESS SUCCESSFUL ECONOMICALLY THAN WE ANTICIPATE.

We cannot predict the economic success of any of our films because the revenue derived from the distribution of a film depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public’s acceptance of competing films, critical reviews, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized recording, transmission and distribution of films, general economic conditions, weather conditions and other tangible and intangible factors, none of which can be predicted with certainty. We expect to release a limited number of films per year as part of our film slate. The commercial failure of just one of those films could have a material adverse effect on our results of operations in both the year of release and in the future.

OUR FILMS MIGHT BE MORE EXPENSIVE TO MAKE THAN WE ANTICIPATE.

We expect that future financing which we may obtain will provide the capital required to produce our film slate.

Expenses associated with producing the films could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and crews working on the films or in the number of personnel required to work on films, or because of creative problems or difficulties with technology, special effects and equipment. In addition, unexpected circumstances sometimes cause film production to exceed budget.

WE MIGHT BE DISADVANTAGED BY CHANGES OR DISRUPTIONS IN THE WAY FILMS ARE DISTRIBUTED.

The manner in which consumers access film content has undergone rapid and dramatic changes. Some ancillary means of distribution, such as the DVD market, have gained importance, while others have faded. We cannot provide any assurance that new distribution channels will be as profitable for the film industry as today’s channels or that we will successfully exploit any new channels. We can also not provide any assurance that current distribution channels, such as the DVD market, will maintain their profitability. In addition, films and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the trade of movies and related products.

WE MIGHT LOSE POTENTIAL SALES BECAUSE OF PIRACY OF FILMS AND RELATED PRODUCTS.

With technological advances, the piracy of films and related products has increased. Unauthorized and pirated copies of our films will reduce the revenue generated by those films and related products.

OUR SUCCESS IS DEPENDENT UPON AUDIENCE ACCEPTANCE OF OUR ENTERTAINMENT CONTENT WHICH IS DIFFICULT TO PREDICT

The production and distribution of comic books, online publishing, television programs, motion pictures and other entertainment content are inherently risky businesses because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public, which is difficult to predict. Audience tastes change frequently and it is a challenge to anticipate what content will be successful at a certain point in time. In addition, the commercial success of our content also depends upon the quality and acceptance of competing programs, motion pictures and other content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the theatrical success of a feature film may impact not only the theatrical revenues we receive but also those from other distribution channels, such as DVD sales, pay television and sales of licensed consumer products. A poor theatrical performance may also impact our negotiating strength with distributors and retailers, resulting in less desirable product promotion. Consequently, reduced public acceptance of our entertainment content has the ability to affect all of our revenue streams and would have an adverse effect on our results of operations.

WE MUST RESPOND TO AND CAPITALIZE ON RAPID CHANGES IN CONSUMER BEHAVIOR RESULTING FROM NEW TECHNOLOGIES AND DISTRIBUTION PLATFORMS IN ORDER TO REMAIN COMPETITIVE AND EXPLOIT NEW OPPORTUNITIES

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our content remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. We may not have the right, and may not be able to secure the right, to distribute some of our licensed content across these, or any other, new platforms and must adapt accordingly. Similarly, we also must adapt to changing consumer behavior driven by technological advances such as video-on-demand and a desire for more short form and user-generated and interactive content. These technological advances may impact traditional distribution methods, such as reducing the demand for DVD product and the desire to see motion pictures in theaters. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A DECLINE IN ADVERTISING EXPENDITURES COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO DECLINE SIGNIFICANTLY IN ANY GIVEN PERIOD OR IN SPECIFIC MARKETS

We anticipate deriving revenues from the sale of advertising in print and on our digital media outlets. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease in our advertising revenues will adversely impact our results of operations.

WE COULD BE ADVERSELY AFFECTED BY STRIKES AND OTHER UNION ACTIVITY

We and our suppliers engage the services of writers, directors, actors and other talent, trade employees and others who are subject to collective bargaining agreements. If we or our suppliers are unable to renew expiring collective bargaining agreements, certain of which are expiring in the next year or two, it is possible that the affected unions could take action in the form of strikes or work stoppages. Such actions, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing delays in the production, the release date or by reducing the profit margins of our programming or feature films.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability. We are continually at risk of default on obligations to and on behalf of our secured creditors, requiring ongoing funding, on a monthly basis, to avoid these defaults. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and without adequate financing or revenue generation, possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

IF WE DO NOT MAINTAIN THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS, OUR BUSINESS OPERATIONS MAY BE AFFECTED.

Our success is substantially dependent on the performance of our executive officers and key employees. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products. The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, digital publishing staff and corporate office support staff, could have a material adverse effect on our business.

WE MAY INCUR UNINSURED LOSSES IN THE OPERATION OF OUR BUSINESS.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We plan to maintain comprehensive liability and property insurance at customary levels. We will also evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur we may be unable to cover these losses from our existing work capital which may cause us to incur significant losses.

WE MAY INCUR LIABILITIES THAT WE MIGHT BE UNABLE TO REPAY IN THE FUTURE

We may incur liabilities with affiliated or unaffiliated lenders. These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability. Our current liabilities as of September 30, 2009 were as follows: accounts payable $1,187,617, accrued expenses $1,348,830, short-term notes payable $3,413,063, related party notes payable $3,375,901 (plus $158,447 in accrued interest) and capital lease obligations of $62,193 for total current liabilities of $9,546,051. Long-term liabilities, primarily in the form of notes ($11,840,341) were $11,857,550. There is no assurance that we will be able to pay all of our liabilities. Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of our business, including but not limited to consumer lawsuits. Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

THE COMPANY HAS GRANTED A SECURITY INTEREST IN ALL OF ITS ASSETS TO SECURE DEBT FINANCING WHICH THE COMPANY MAY DEFAULT UPON UNLESS SUBSTANTIAL ADDITIONAL FINANCING IS RECEIVED BY THE COMPANY.

In May 2009, the Company entered into an agreement with its CEO, Scott Mitchell Rosenberg, for Mr. Rosenberg to loan the Company $500,000 for a term of one year. This amount is in addition to the approximately $4 Million previously loaned to the Company by Mr. Rosenberg. In exchange for the additional loan of funds, Mr. Rosenberg required a security interests in all of the assets of the Company, securing both the repayment of new funds as well as 50% of the pre-existing debt, for a total of $2.4 million in secured debt held by Mr. Rosenberg. In June, 2009, Mr. Rosenberg loaned the Company an additional $225,000 which was secured by the assets of the Company as well as securing an additional $1,125,000 of the remaining pre-existing debt.. The secured debt carries a term of 12 months and requires monthly interest payments as well as certain affirmative and negative financial covenants. If the Company is unable to raise additional outside funding, whether in the form of equity or debt, the Company may be unable to avoid a default under Mr. Rosenberg’s secured debt, triggering a right for Mr. Rosenberg to foreclose on the assets of the Company to repay all of the secured debt.

WE MAY INCUR UNANTICIPATED COST OVERRUNS WHICH MAY SIGNIFICANTLY AFFECT OUR OPERATIONS.

We may incur substantial cost overruns in the development and enhancement of our electronic comics, printed comics, and merchandise. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment will be diminished.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

Our principal stockholders, officers and directors, in the aggregate, beneficially own approximately 60% of our outstanding common stock. Our Chairman, Scott Rosenberg and President and Chief Operating Officer, Brian Altounian beneficially own approximately 130,240,455 and 22,953,255 shares of our outstanding common stock, respectively. As a result, our principal stockholders, officers and directors, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

·election of our board of directors; ·removal of any of our directors;

·amendment of our certificate of incorporation or bylaws; and

·adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that our capital requirements in the next six months will be approximately $2,500,000. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

BECAUSE OF OUR DEPENDENCE ON A LIMITED NUMBER OF TRADITIONAL MEDIA OUTLETS, ANY SIGNIFICANT REDUCTION IN DEALS WITH MAJOR FILM STUDIOS AND TELEVISION/CABLE NETWORKS MAY IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our business to date has been dependent upon a small number of licensing transactions with major studios and television/cable networks. For the years ended December 31, 2008 and 2007, a very small number of transactions accounted for a disproportionately large percentage of our revenue. As of December 31, 2008, three (3) transactions, one to each of three customers accounted for 71% of our revenue. For the year ended December 31, 2007, two transactions accounted for 100% of our revenue. The loss of or significant reduction in transactions to any of these traditional media outlets could impair our ability to operate profitably and that we may not be able to replace any decline in revenue.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE THERE IS A LIMITED MARKET IN OUR COMMON STOCK, STOCKHOLDERS MAY HAVE DIFFICULTY IN SELLING OUR COMMON STOCK AND OUR COMMON STOCK MAY BE SUBJECT TO SIGNIFICANT PRICE SWINGS.

There can be no assurance that an active market for our Common Stock will develop. If an active public market for our Common Stock does not develop, shareholders may not be able to re-sell the shares of our Common Stock that they own and affect the value of the Shares.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS MAY HAVE A DILUTIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

To the extent that outstanding stock options and warrants are exercised, dilution to our stockholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

RISKS RELATED TO THIS OFFERING

WE ARE REGISTERING THE RESALE OF A MAXIMUM OF 41,000,000 SHARES OF COMMON STOCK WHICH MAY BE ISSUED TO DUTCHESS UNDER THE EQUITY LINE. THE RESALE OF SUCH SHARES BY DUTCHESS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering the resale of a maximum of 41,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of January 14, 2010, there were 289,443,453 shares of our common stock issued and outstanding. In total, we may issue up to 100,000,000 shares to Dutchess pursuant to the Equity Line, meaning that we are obligated to file one or more registration statements covering the 59,000,000 shares not covered by the registration statement of which this prospectus forms a part. The sale of those additional shares into the public market by Dutchess could further depress the market price of our common stock.

EXISTING STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EQUITY LINE.

Our Equity Line with Dutchess contemplates our issuance of up to 41,000,000 shares of our common stock to Dutchess, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell 100,000,000 shares of our common stock to Dutchess, our existing stockholders' ownership will be diluted by such sales.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK UNDER THE EQUITY LINE.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a 5% discount to the volume weighted average price of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. Therefore, Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE WHEN NEEDED.

Our ability to put shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Dutchess to the extent that it would cause Dutchess to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Dutchess. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness and for other purposes that our board of directors, in its good faith, deems to be in our best interest.

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder.

See "Selling Stockholder" and "Plan of Distribution" described below.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the "Shares Beneficially Owned After Offering" columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The following table sets forth the name of the selling stockholder, an if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder's account, the amount being offered for the stockholder's account and the amount to be owned by such stockholder after completion of the offering.

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 289,443,453 shares of common stock outstanding as of January 14, 2010. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Dutchess is a Delaware limited partnership. Michael Novielli and Douglas H. Leighton are managing members of Dutchess Capital Management, II, LLC, which is the General Partner of Dutchess Opportunity Fund II, with voting and investment power over the shares.

(3) Represents a portion of the 41,000,000 shares of common stock issuable by us and purchaseable by Dutchess under the Investment Agreement equal to a maximum of one-third (1/3) of our public float as of January 14, 2010. As of that date, our public float was equal to 126,752,971 shares (where "public float" was derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock outstanding as of January 14, 2010).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock traded on the Over-the-Counter Bulletin Board under the symbol "PDOS" from our initial public offering.

Holders

As of September 30, 2009, there were approximately 400 holders of record of our common stock.

Price Range

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low

Quarter Ended (2008)

March 31	$0.21	$0.09
June 30	$0.175	$0.13
September 30	$0.155	$0.08
December 31	$0.08	$0.014

Quarter Ended (2009)

March 31	$0.085	$0.02
June 30	$0.065	$0.035
September 30	$0.11	$0.0385
December 31	$0.096	$0.046

     As of December 31, 2009, our shares of common stock were held by approximately 400 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

     The transfer agent of our common stock is Computershare Limited, whose address is 1745 Arden Avenue, Glendale, CA 91204. The phone number of the transfer agent is (800) 962-4284.

Dividends

     We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

OUR BUSINESS

Corporate History

We were formed as a California Limited Liability Company on November 20, 1996. On September 15, 2006 we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation. The Plan of Conversion provided for the issuance of an aggregate of 135,000,000 shares to the former Members of the Limited Liability Company. The Company began trading on the over-the-counter board effective January 11, 2008.

In July, 2008, the Company acquired Wowio, LLC for 21,000,000 shares of the Company’s common stock. Wowio, LLC, an e-book distribution outlet, was purchased as part of a multi-pronged approach to online content distribution.

As of June 30, 2009, the Company consummated a sale of 100% of its interest in Wowio to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of WOWIO revenues (reducible to 10% at a certain threshold, in perpetuity).

In December, 2008, the Company purchased Long Distance Films, Inc. (LDF”) to facilitate the financing and production of the film currently titled “Dead of Night”. LDF is the owner of the copyright in the Film and has certain obligation and liabilities with respect to the financing, production and distribution of the Film, all of which obligations and liabilities are non-recourse to the Company. LDF is a wholly-owned subsidiary of the Company. No consideration was paid by the Company for the acquisition of Long Distance Films, Inc.

Introduction

We are a comics-based entertainment company. We own/control the rights to a library of over 5,600 comic book characters, which we adapt and produce for film, television and all other media. Our continually expanding library consists of characters that have appeared in comics in 25 languages and in more than 50 countries. Our library of comics-based characters spans across multiple genres and multiple target audiences. Not only have we developed many of our characters in-house, but we have also aggregated content from several third-party comics publishers, in many cases acquiring the rights to use these characters via all media except print publishing. We believe that the size of our library gives us a competitive edge over other comics-based libraries, as we will be able to go to market quicker with new opportunities to exploit our characters.

We seek to be a leader in producing entertainment content for all platforms including film, television, direct-to-home, publishing, and digital media based on comic book characters providing new merchandising vehicles across all retail product lines. By combining our character commercialization strategy with our extensive storytelling, packaging, and corporate management abilities, we seek to build a strategically diversified and profitable character-based entertainment business.

We believe our library has broader audience appeal than other comic character companies whose libraries are comprised primarily of the traditional superhero characters. Our library includes characters that span all story genres, including science fiction, fantasy, horror, mystery, romance, comedy, crime, action/adventure, and family. While our library includes superhero characters, management believes this broad spectrum allows us to be protected by any unforeseen downturn in audience reaction to any single genre.

In addition to a broad universe of more than 1,000 characters developed in-house, we also acquired the rights to the characters and storylines of Italian-based, SBE Publishing’s Horror/Sci-Fi Universe and French-based, Hexagon Comics, as well as U.S.-based Top Cow and Barry Ween. We believe that this library gives us an established international audience for our media exploitation plans. In addition to the international exploitation of these properties, there are significant other benefits to our relationships with SBE and Hexagon Comics, including providing us with the advantage of owning exploitation rights (other than print publishing rights) to content created, without the burden of overhead to run extensive publishing entities, thus providing us with a constant source of new material. As our publishing partners expand their library, our character and story lists expand as well. Our management believes that our strategy provides numerous synergies, including:

  Development of individual character franchises by leveraging feature films, television programming, Internet/wireless, licensees, promotional partners, and advertisers.
  Development and introduction of new characters, planted spin-offs and tie-ins with branded characters.

  Reduced marketing and promotions costs by cross marketing the characters through different distribution media.
  Interactive feedback from various affiliated and co-branded online destinations.

We believe that our strategy will offer the ability to communicate with audiences from around the world providing market analysis from fan, industry and creative perspectives that gauge the appeal of new Characters and stories.

In the 2nd quarter of 2008, we engaged the firm Sanli, Pastore & Hill (“SP&H”) to conduct a Fair Market valuation of our library of material. SP&H determined the fair market value and fair value of 100% equity interest in the intellectual property held and controlled by the Company under a going-concern premise is $150,038,000. In performing the valuation, SP&H used the American Society of Appraisers definition of fair market value. The valuation was filed in its entirety with the SEC on June 12, 2008.

In addition to creating and acquiring additional comic book and graphic novel content, in 2008 we began to expand into content distribution with our initial focus in the digital arena. In July, 2008, we acquired WOWIO, an e-book distribution outlet, to go along with DrunkDuck.com, our user-generated content creation website, as part of a multi-pronged approach to online content distribution. It was management’s intent to utilize this outlet to distribute digital versions of original properties from the Company’s library as well as other properties from its publishing partners. This business plan for WOWIO required an infusion of capital; however, due to a number of factors that include 1) a global economic pull-back, impacting all industries, including the online advertising market, and 2) an inherited liability to pay WOWIO publishers royalties for the quarter immediately preceding the Company’s acquisition and subsequent inability to pay off such obligation, the Company was unable to raise such capital and as a result had to cease all marketing, promotional, and sales activity for WOWIO. The Company kept WOWIO in a maintenance mode for approximately 12 months until it was determined by management to focus its limited resources on its core comic business and as of June 30, 2009, the Company consummated a sales of 100% of its interest in WOWIO to an affiliate of Brian Altounian, President and Chief Operating Officer of the Company (“Altounian”), in exchange for a combination of forgiveness of indebtedness to Altounian, assumption of existing Company indebtedness and WOWIO liabilities in an approximate aggregate amount of $1,600,000 as well as an ongoing royalty in 20% of Wowio revenues (reducible to 10% at a certain threshold, in perpetuity).

Library of Characters

Universe of Characters	Origins	# of Characters
SBE Horror / Sci-Fi	Europe	1,103 (ongoing)
Awesome Comics	North America	404
Top Cow Comics	North America	573 (ongoing)
Hexagon Comics	Europe	702
Platinum Studios Macroverse	Worldwide	1,200 (ongoing)
Platinum Studios Acquisitions	Worldwide	1,680 (ongoing)

SBE Horror/Sci-Fi

This library comprises of the following characters:

·Characters: 1,103

Dylan Dog acquired from SBE: 319 characters
Legs Weaver acquired from SBE: 271 characters
Nathan Never acquired from SBE: 456 characters
Barry Ween acquired directly from creator: 57 characters

Our rights: We have all rights worldwide, not including print comic publishing rights. We acquired all rights to all characters in the Barry Ween property and there is no reversion of rights. On the SBE properties, we have acquired all right, title and interest in and to all 3 properties (Dylan Dog, Legs Weaver, Nathan Never), excluding only comic book print publication rights. The Company originally had 10 years in which to produce a motion picture or television program based on these properties to preclude a reversion of rights. This 10-year period expired July 2, 2007. However, the rights do not revert until Platinum receives notice of reversion. Even if such notice is received, the Company effectively has 12 months from the date of such notice to commence principal photography on a picture, whereupon reversion rights would be terminated. The Company received such notice of reversion with respect to Dylan Dog on February 28, 2008 but was able to commence principal photography on a film prior to the expiration of 12 months and, therefore, successfully cut off any reversion rights with respect to that property.

Pursuant to a letter dated November 11, 2008, the Company has received a notice of reversion with respect to Nathan Never and, therefore, had until November 10, 2009 to commence principal photography (or its equivalent) on a production. The Company and the publisher have verbally agreed to extend the term and are currently negotiating the terms of such extension. The Company is confident such agreement will be entered into thereby extending the period during which the Company has to commence an appropriate production based on Nathan Never.

Awesome Comics/RIP Media
·Characters: 404

Our rights: We have all rights worldwide, not including print comic publishing rights. The rights are specific to those 404 Awesome Comics characters owned and controlled by RIP Media, Inc. In limited cases, there are some limitations on digital rights. Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights until the date upon which Platinum Studios’ CEO, Scott Mitchell Rosenberg is no longer at least one of the following: (a) an executive officer of the Company; (b) a member of the Board of Directors of the Company, or (c) holds at least 30% of the outstanding capital stock of the Company.

Top Cow

·Characters: 573

Our rights: We have all rights for film and television worldwide for those specific Top Cow properties in which Top Cow has the right to make that grant. Publishing is excluded and certain non-film ancillary rights are subject to preexisting deals (certain properties only) are also excluded. Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 30, 2010. If we pay an additional $350,000 on or before June 30, 2010, these rights are extended through January 30, 2011. Due to pre-existing relationships with previous Top Cow partners, the Company has all rights for film and television worldwide for those properties under the control of Top Cow and in which those rights are not encumbered. The Company also has Picture-based licensing and merchandising rights subject to some exclusions based on pre-existing encumbrances. Some exclusions include some print publishing and interactive and digital rights.

Hexagon Library from Mosaic Multimedia
·Characters: 702

Our rights: We have all rights worldwide, not including print comic publishing rights, contingent on verification of chain-of-title and European legal documentation (on completion of paperwork, Platinum will have a long-term, exclusive option, with provision to buy out all restrictions and third-party approvals). Currently, we have the exclusive right to enter into agreements related to the licensing of motion picture rights and allied/ancillary rights through January 1, 2014. If we pay $196,000 on or before January 1, 2011, we then have until January 1, 2016. If we pay $600,000 by January 1, 2016, we then have the right in perpetuity. The agreement requires the formation of an LLC that is co-owned by Mosaic Multimedia and Platinum Studios with Platinum acting as manager. Company will move forward on formation of the LLC when it appears likely that exploitation will occur on one or more of the properties.

Recent Developments

Print Publishing

After launching our first graphic novel in December, 2006, we have published over 75 comic books and graphic novels for distribution through traditional domestic channels. In July, 2007, we began developing an international channel for worldwide print distribution. In January 2008, we entered into a worldwide publishing agreement deal with HarperCollins for our graphic novel Cowboys & Aliens, currently in feature film development at Dreamworks, and in March 2008, we entered into a publishing agreement with The Random House Publishing Group, a division of Random House, Inc, for our property Unique, currently in feature film development at Disney Studios.

Digital Publishing

Since the 3 rd quarter of 2006, we have launched an online “e-commerce” store to sell merchandise, comic books and other products (store.platinumstudios.com), an online comics site to highlight the printed comics and graphic novels ( www.platinumstudioscomics.com ), a mobile storefront for distribution of digital content ( www.platinumstudiosmobile.com ), a web-comics site to host the digital distribution of our printed comic material and as a resource for independent comics creators to post new material ( www.drunkduck.com ) and we have developed multiple destination sites for individual comic properties. This digital publishing group has also created digital images that consumers can download to their mobile phones and personal computers for wallpapers and screensavers. In July, 2008, we acquired WOWIO, an e-book distribution company that boasts over 5,000 books, magazines and comic books/graphic novels, available for download to a global audience in multiple formats. It was management’s intent to utilize this outlet to distribute digital versions of original properties from the Company’s library as well as other properties from its publishing partners. However, management has decided to focus its efforts on its core comic business and as of June 30, 2009, the Company sold 100% interest in WOWIO to its Chief Operating Officer in exchange for the forgiveness/assumption of indebtedness of approximately $1.6 million in debt, plus a 20% royalty on Wowio revenues (reducible to 10% in perpetuity once a certain threshold is reached) . See Executive Summary – Recent Developments – Sale of 100% interest in Wowio.

Filmed Entertainment

We currently have film and television development deals with several major film producers and in 2007, we successfully sold one property, Unique, to Disney Studios, with the anticipation that it will go into production in 2010. Additionally, effective June, 2007, we entered into a 2-year option agreement with Dreamworks, Universal Studios, Paramount Pictures, and Imagine Entertainment to acquire the film production rights to our property Cowboys & Aliens, the #1 advance-ordered graphic novel in the U.S. in 2006 (Entertainment Weekly, January, 2007) with the goal to produce a feature film. This film’s production schedule has not been officially set yet but it is currently in pre-production, with production anticipated to commence sometime within the next 12 months. Effective June 2008, we entered into another 2 year option agreement with Dreamworks and Paramount pictures to acquire film production rights to our property Atlantis Rising. This film’s production schedule has not been officially set but it is anticipated to begin pre-production sometime within the next 18 months. In 2008, we entered into a co-production and distribution deal with Hyde Park Entertainment for a feature film based on the Platinum Studios-controlled property Dylan Dog: Dead of Night. We closed the financing for this film of February 6, 2009, and we commenced principal photography on February 26, 2009. We are currently in post-production on Dead of Night and, although there is currently no domestic distribution deal in place, the film is guaranteed a minimum 800 screen release in the United States. The Company anticipates the film will be released before the end of 2010. In 2006, we entered into a co-production and distribution deal with Arclight Films to produce a slate of films based on a number of our properties. We are currently in contract negotiations with various talent on our first film from that slate, the Top Cow comic book series, The Witchblade. We hope to be in production on this film in the next 12 months. In February 2009, we announced a development deal with Sony Animation to produce a major animated feature from Platinum’s library of characters and stories. Although a production schedule has not been set, it is anticipated that pre-production on an animated feature will begin in the next 18 months.

Merchandise/Licensing

As of the date of this Statement, we entered into Dylan Dog licensing agreements with

Cartiere Paolo Pigna S.p.A. (school supplies)
International Tobacco Agency Srl (lighters)
Fatex de La Ganga palmal (Male Apparel)
Global Watch Industries, S.p.A. (wrist watches)
Infinite Satue Srl. (collectibles)
Edibas Stationery Srl (calendars)

In 2006, we extended our branding philosophy to include our annual “The Comic Book Challenge”, a competition that allows independent creators to pitch original comic book ideas to a panel of live judges. The winning contestant gets a publishing deal with revenue sharing across all distribution outlets. In July 2007, we secured sponsorship arrangements with 5 corporations to underwrite the event and expose the Company to a wide, international audience. In subsequent years, we modified the structure of the contest in an attempt to reach the largest comic creator audience possible. The contest has been suspended in 2009 in order to reformat the structure again so the Company can pursue a distribution partner over broadcast or cable television networks.

In July, 2008, the Company signed a licensing agreement with Brash Entertainment to produce a multi-platform console video game based on Cowboys & Aliens. Brash paid the Company an advance of $250,000 for the exclusive rights. In December, 2008, the Company was notified that Brash Entertainment was ceasing operations and the rights to Cowboys & Aliens were returned to the Company without recourse. The Company is actively pursuing partners to develop video games for this property as well as Atlantis Rising, Dead of Night and other titles.

Industry Overview

The comic book market is highly sought after by the entertainment industry for the purpose of mining for new material. As proof of this appeal, two recent trade articles have pinpointed the virtues of comics publishing as a credible source of new material in Hollywood. Daily Variety and Hollywood Reporter have each reported separately that the big moneymakers are fresh concepts and comic books. “Among the better averages were pics based on comic books: There were only 13 such films, and the $2.8 billion total means that each comic book hit averaged a $215 million gross. Which explains why Hollywood is so hot to film comic books.” (“How to make box-office gold”, Marc Graser, Daily Variety 7/6/07).

Additionally, IDT Internet Mobile acquired comics publisher IDW in a recent transaction as reported July 24, 2007. According to Daily Variety, the reasoning behind this acquisition was to give IDT the ability to “take IDW’s properties and sell them to traditional film and television outlets and it will develop them for new media platforms.”

IDT was recently acquired by John Malone’s Liberty Media in 2007, marking an expansion of a traditional telco into the content development and media industry. (“IDT buys comics publisher IDW”, Steven Zeitchik, Daily Variety, 7/24/07).

It was also reported in July, 2007 that UK-based sales, production and finance house Intandem is embarking on a “new corporate strategy by acquiring a 5% stake in Los Angeles-based comic book publisher Radical Publishing and sister movie company Blatant Pictures, providing the company with another source of quality commercial product for studios and top distributors.” (“Intandem has Radical idea for content”, Stuart Kemp, Hollywood Reporter, 7/17/07). These industry announcements all support our contention that comic-books and graphic novel publishing is a viable source for multiple forms of media exploitation.

The 2008 summer releases of comic-based feature films has resulted in one of the most successful in US box office history. Between May 1 and August 15, 2008, 5 feature films based on comic books and graphic novels were released, namely Iron Man, The Hulk, Wanted, Hellboy2, and The Dark Knight. Iron Man became the first film in 2008 to earn $300M in US domestic box office and as of February 20, 2009, the film has grossed more than $580M worldwide (Box Office Mojo). The Dark Knight, the most recent in a long line of Batman-based movies, is on track to become one of the highest-grossing feature films of all time and as of February 20, 2009, its total worldwide gross stands at over $1 BILLION. The Dark Knight was the highest grossing movie of 2008 in domestic box office and worldwide. It is also the highest grossing comic book film of all time, beating previous record-holder Spider-Man. Unadjusted for inflation, it is now the second highest grossing film domestically of all time with a total of $533 Million, as of February 20, 2009. This trend supports our contention that comic books and graphic novels continue to be a leading source of original source material from which Hollywood pulls.

Print Publishing

Every project we publish is designed for eventual adaptation to other media, including film and television. Our core business model focuses on the exploitation of our characters in all media. We license our characters and stories for domestic and/or international comics publishing. In some cases, we produce our own publications under the “Platinum Studios Comics” label, but we also have agreements with other publishers and original copyright holders whereby our agreement provides for these parties to continue publishing comic books, generating new characters and stories which are added to our ever-growing library of material. Under these agreements, the publisher retains the publishing rights and generates ongoing serial publications, maintaining large staffs within their publishing and distribution organizations to achieve these goals. We benefit tremendously from this relationship as all new characters and story lines generated from new publications are added to our library, without the burden of carrying an entire publishing and distribution staff. One such example of this arrangement is the Bonelli Publishing library from Italy, which has been producing comic books in printed form for over 50 years. Popular characters from the Bonelli library include Nathan Never, Legs Weaver and Dylan Dog. Pursuant to our agreement with Bonelli Publishing, characters which they develop are added to our library.

Print Publishing Schedule

Since the successful launch of our inaugural graphic novel, Cowboys & Aliens, in December, 2006, we published over 75 comic books and graphic novels for distribution through traditional domestic channels. These titles have all been published under the Platinum Studios Comics banner and they are sold directly to comic book stores through the industry’s sole distributor, Diamond Distribution. The writers and artists of these titles are hired on a work-for-hire basis. In January 2008, we entered into a worldwide publishing agreement deal with HarperCollins for our graphic novel Cowboys & Aliens, currently in feature film development at Dreamworks, and in March 2008, we entered into a publishing agreement with The Random House Publishing Group, a division of Random House, Inc, for our property Unique, currently in feature film development at Disney Studios.

Distribution Model

We currently have four distribution channels to sell our print products: (1) direct to comic book stores, (2) online, (3) traditional book retail stores, and (4) international distributors.

All products offered directly to the thousands of comic book retailers throughout the United States must be listed through Diamond Comic Distributors. Diamond was established in 1982 to provide comic book specialty retailers with wholesale, non-returnable comic books and related merchandise. Diamond has a vast network of strategically-located Distribution Centers throughout the world.

For our first year of publishing, we established a distribution agreement with Top Cow Productions to list our titles in Diamond’s wholesale catalog for retail comic book stores. By capitalizing on Top Cow Production’s longstanding relationship with Diamond, we were able to procure better placement in this wholesale catalog. While this was our primary distribution chain, however, we recently established a direct contractual relationship with Diamond for the listing of our properties, giving us more flexibility regarding the types and number of products we offer to this direct market.

We also distribute our products to consumers and retailers via our Web store and comic book site (www.PlatinumStudiosComics.com). The site allows the comic book fan to get a closer look at the books, the creators and sample artwork. We have also created a strategy of launching the published book online, updating one page per day, giving the readers and fans a place to preview the book and communicate with the creators one-on-one via our webcomic hosting site, Drunk Duck (www.drunkduck.com). With our acquisition of WOWIO, we also allow online readers to access the material online through a WOWIO reader, and via downloads of the material in pdf form.

We also distribute our products through established distribution companies, such as our current individual licensing arrangements with Harper Collins and Random House, who have agreed to distribute select properties in hardcover graphic novel form to book stores and libraries.

Finally, we have recently established relationships with international publishing entities to distribute translated versions of our completed series of comic books to over 100 countries throughout the world. These publishers generally pay advances against sales royalties without charging for translations and/or printing, making this distribution option a significant way to offset the costs of the domestic distribution chain.

As a comic publisher, we have discovered that there is little to no correlation between the sales of printed comics and the revenues generated by the affiliated media properties developed out of the underlying comic material. Men in Black, for example, generated over $1Billion in worldwide box office between two movies but had print sales of less than 5,000 per issue. Additionally, we have seen that the distribution model for print can be considered fairly restrictive. Diamond Distributors have recently raised the sales threshold for all print publishers, eliminating reorders beyond 60 days, further restricting access to a broader print audience. Finally, the development expense for our print comics has, historically, barely been covered by the subsequent revenues, and in many cases, act as “loss leaders” for the launch of ancillary product streams. With the above considerations, we have reduced our output of print comics to approximately 5 – 10 titles per year, and we will most likely focus our future efforts on printing just those titles that have a film, television, or video game development agreement. For the other titles in our library, we will restrict the distribution to a digital outlet, such as WOWIO and Drunk Duck.

Digital Publishing/Online Initiative

We have established ourselves as a leader in comics-based entertainment, and continue to build our already substantial library of characters and storylines. We are currently pursuing a strategy to leverage our momentum in the entertainment space and commercialize our intellectual property through the most viable media outlets and channels, including the online content space.

Our Digital Publishing/Online Initiative Division’s mission is to leverage our library of intellectual property across multiple online channels and distribution platforms, and create an online community for fans of comic-based entertainment in all media. Revenues for this online initiative will be derived from advertising, sponsorship, micro-transactions and intelligently monetized through tie-ins, merchandise and other long-tail strategies.

Online Comics Community - Drunk Duck

In 2006, we acquired Drunk Duck (www.drunkduck.com), an online web comic community boasting over 3,000 strips and 10 million monthly page views. Since the acquisition, we implemented several programming and feature upgrades to enhance the functionality and user-friendly interface of Drunk Duck, including a new section for print publishers to post their printed works online as well. In less than one year, we saw increased numbers across the board for Drunk Duck, and as of June 30, 2007, the site hosted over 8,000 strips/stories and the monthly page views exceeded 30,000,000. Today, the number of strips and stories exceeds 12,000 in number and the monthly page views have decreased to approximately 10,000,000 to 15,000,000 pages, although the numbers have steadily increased monthly for the past 6 months, ending March 31, 2009. We attribute the decrease in page views to the same factors facing WOWIO as noted above. We believe that by increasing marketing and advertising expenditures, we will be able to ramp this traffic back up to its peak level and beyond, generating online revenues through advertising and sponsorships. The three-pronged effort to increase the value of Drunk Duck mirrors that of WOWIO, namely instituting an aggressive marketing campaign to attract readers, a multi-pronged effort in business development to attract corporate sponsors and advertisers, and an outreach program to attract more webcomic creators.

We have explored the expansion of the Drunk Duck community in two ways: a) by creating multiple entry points to the database of comics segmented by genre, i.e. horror, sci-fi, manga, etc. and b) by creating alternate versions of the site in multiple languages, thus opening the offering to a worldwide audience of comic fans and creators. Of significant value to us is the ability to monetize the traffic generated across the entire network through several avenues, including subscriptions, advertising and sponsored content, embedded product placement, and licensed exploitation opportunities. Each of these revenue streams can be active on every site within the Drunk Duck network, as they work to drive traffic to one another, further maximizing the revenue potential of every visitor. As the characters and stories themselves begin to establish a broader audience, additional revenue streams such as licensed products, merchandising and additional media outlets become viable options.

Additionally, through its partnership with EZ Prints, in 2010, the Company will be launching a print-on-demand merchandise store which will allow the creators on Drunk Duck.com to earn revenue directly on their creations, revenue which the Company will share in.

Casual Games

Due to a renewed interest in retro arcade games like Pac-Man, Asteroids and Centipede, as well as new titles inspired by retro games, card and board games, puzzle games and the like, a new gaming sector, often collectively referred to as “casual games,” has evolved. The category is loosely defined as games with simple rules, that are easy to learn and can be played in very small increments of time – perfect for a 5-10 minute break at work. The most prevalent casual game genres today are puzzles, word games, and casual-action games, followed by tile/card and board games.

Our Drunk Duck portal includes a casual gaming section, with a variety of games featuring characters and story lines from our library. We are in discussions with leading game developers to “re-skin” an assortment of casual games with our properties (i.e. changing the cosmetic nature of the game characters without changing the underlying software of the program), and we are evaluating several ways to monetize this product. In the past few years, the dominant business model for targeting the casual games audience was offering free online games that were monetized by advertising and sponsorships. A number of business models have now emerged, including fee-based downloadable games, premium online subscription services, skill-based gaming tournaments, in-game advertising and free game play supported by video advertising and sponsorships.

Online Initiatives

The Company is currently working with third parties as possible co-venturers to create an immersive, online world that expands upon the Company’s library of content and engages audiences through a variety of casual games and exclusive, interactive content. Revenue from this initiative would be derived from a variety of sources including ad revenue, micro-transactions and purchase of digital content as well as physical merchandise.

Filmed Entertainment: Feature Films

We are aggressively pursuing a multi-pronged approach to create feature films:

  Licensing characters and stories to third-party producers and/or affiliated major studios for production
  Secure outside financing to produce our own individual films or slates of films

Licensing Deals

     Some examples of our current projects with major studios based on previously unbranded characters include:

  Unique (Disney) - Based on a comic book series released in early 2007, Disney acquired the film rights to this project, although development on the project continues, no production schedule has been set.
  Cowboys & Aliens (Dreamworks/Paramount/Imagine/Universal) – Effective June 2007, Dreamworks optioned our property for development and production for joint distribution through Paramount and Universal with Imagine Entertainment as a producing partner. Following its separation from Paramount, the new Dreamworks is pursuing the development of the project, while Paramount maintains a right to co-finance. Although no official production schedule has been announced Dreamworks anticipates the film going into production over the next 12 -18 months.
  Atlantis Rising (Dreamworks/Paramount/Imagine/Universal) – In June, 2007, Dreamworks agreed to option our property for development and production.
  Sony Animation Development Deal – In February 2009, the Company announced a development deal with Sony Animation to produce a “hybrid” feature film (containing both animated and live-action elements), based on Platinum-owned characters

Production Slate Financing

As an alternative to licensing properties to studios, independent financing arrangements are becoming more prevalent in the entertainment industry. While there are many ways to finance films, one of the options is to create an Intellectual Property-Backed Securitization vehicle to facilitate the funding efforts. The structure is designed to (1) isolate the Intellectual Property assets needed for the production and exploitation of theatrically released films into a bankruptcy-remote vehicle, thus protecting the financial integrity of the Company from potential adverse performance of the picture slate, and (2) mitigate the performance risk across a number of films through structural credit enhancements.

The vast majority of issuance by dollar volume has occurred in the film industry because film catalogs represent large, predictable assets with clearly defined historical cash flows and relatively little variance. Similarly, future flows transactions backed by film catalogs tend to show less volatility as the film industry has followed the same pattern for many years where a few blockbusters (perhaps 5% of the total releases) finance the rest of the releases. This “all or nothing” type of economics, where the few hits pay for the many flops, works well for slates because the catalogs behave like a portfolio of assets whose diversification smoothes the volatility of revenues.

Intellectual property backed securitization is a recent phenomenon and the total market to date remains relatively small. In 1997 there were $380 million in known IP backed securitization transactions. In 2000 there were $1.13 billion. The total known transaction volume in those years was greater that $2 billion. The total asset value of patents worldwide is estimated to be many trillion dollars. (Source: Bernhard H. Fischer, “New Patent Issue: BioPharm Royalty Trust”, “From Ideas to Assets: Investing Wisely in Intellectual Property”, Bruce Berman (editor), (New York, John Wiley & Sons, Inc.) p. 484).

We are working with Havenwood Media LLC to arrange a financing slate of eight low-budget (between $6 and $12 million) motion pictures intended for theatrical release. Together with Havenwood, we will put together a combination of equity, tax incentives and other financing to fully fund the production of these films. We are currently in contract negotiations with various talent on our first film from that slate, the Top Cow comic book series, The Witchblade. We hope to be in production on this film sometime in the next 12 – 24 months. In addition to this current slate with Havenwood, we are reviewing additional slate opportunities such as direct-to-home video slate and genre-specific, low-budget slates.

In January 2008, we entered into a co-production and distribution deal with Hyde Park Entertainment for a feature film based on the Platinum Studios’-controlled property, Dylan Dog: Dead of Night. Funding for the film closed in February 2009, we commenced principal photography on February 26, 2009 and completely principal photography in May, 2009. We are currently in post-production on Dead of Night and, although there is currently no domestic distribution deal in place, the film is guaranteed a minimum 800 screen release in the United States. The Company anticipates the film will be released before the end of 2010.

Filmed Entertainment: Television

In television, we intend to (1) continue our strategy of licensing our characters and stories to third-party producers for sale to broadcast and cable television networks: and (2) secure third-party financing to produce our own specials and series.

Licensing Deals

We are currently working with several well-known producing partners in order to help bring other characters to the small screen. As with the normal business flow in the entertainment industry, projects constantly move up and down priority lists at networks based on a number of variables such as programming mix, audience taste, etc.

     Some examples of our current projects with major studios based on previously unbranded characters include:

Gunplay (Fox21) – Fox Television’s production entity, Fox 21 has agreed to option The Comic Book Challenge 2007 winner for development into a cable television show.

Indestructible Man (Fox21) – In July 2009, Fox21 optioned our original property for development into a cable series.

Merchandise/Licensing

We recognize a targeted merchandising and licensing strategy can produce significant revenues from characters who build their audience / fan base through any form of media exploitation – feature film, television, home video/DVD, print, online, wireless and gaming. We will seek to develop relationships with category leaders to help secure more retail support, increase the distribution of its products, and make us a key franchise for our licensees.

Licensees recognize the potential that comic based properties afford them in diversifying their retail mix with lines for multiple characters within one story, and, in so doing, expanding the potential consumer audience interested in their merchandise. It is not uncommon for a major theatrical release in the comic to film genre to secure over 50 licensees for an array of products, from action figures, games and trading cards, to party supplies, costumes, furniture, and packaged foods.

The opportunities within the merchandising and licensing arena for us are equally as wide ranging, including toys/games, collectibles, apparel, and numerous consumer goods. We will pursue opportunities via the following channels:

·General merchandising agreements with third parties in each major territory where films, television and new media will be released.

·Collectible merchandising: cultivating the worldwide collector market by allowing licensees in other countries to break with the normal tradition of shipping only within their territory. In these agreements, we will allow such licensees to ship product to special retailers who have partnership arrangements with the Company. These items will carry a double royalty: the original royalty from the licensee and the additional royalty from the retailer allowed to carry the material.

·The licensing of the Characters for customized advertising campaigns and/or media purchase campaigns.

·Leveraging individual partners and licensees’ efforts together globally and locally to create critical mass, including promotions, contests, and third-party advertising on radio, television and new media.

·The leveraging of our relationships with hundreds of comic book publishers and distributors worldwide for the distribution of the Characters in print form.

Video Game Licensing

Whenever possible, we have made it a normal course of business to reserve interactive game rights for our properties. When licensing our properties to studios and networks, we negotiate to maintain control of the video game rights or, at the very least, the game rights for the “classic” intellectual property. We will establish publishing and distribution relationships with producers and other industry leaders in the game industry and we will act as creative co-producer to create either console games, handheld device games, online casual games and/or mobile games. In July, 2008, we executed a license, and separate producer, agreement, for the console game for Cowboys & Alienswith Brash Entertainment. Subsequently, Brash filed for cessation of operations and returned the rights back to the Company and we are currently searching for a replacement publishing partner. We are also actively seeking game deals for Atlantis Rising, and Dead of Night, both of which are in development and production, respectively, for feature films.

Collectibles Merchandising Strategy

Our collectible merchandising strategy will be an important area for income and branding. The collectible markets worldwide will be developed through the combination of an online and offline merchandising model. We will establish merchandise-licensing arrangements that enable individual licensees’ ability to sell merchandise outside their territories through our distribution partners. Where licensees traditionally cannot cross borders to sell products available within their own licensed territories, we will establish a global capability for individual territory merchandise licensees to make their product available worldwide over our website (including co-branded and syndicated versions of the website).

Merchandise Licensing Industry

According to License Magazine, character-based licensed products – which include entertainment, television and movie characters - generated more than $39B at retail in 2003. Licensed toy lines in the character category alone were just over $5.6B that same year. (NPD Group/FunWorld). Top action properties, including Spider-Man, Buffy the Vampire Slayer , The X-Men , Hercules, and Star Wars, have built lucrative licensing programs across all product categories. In fact, franchises such as Teenage Mutant Ninja Turtles, Star Wars Episode I, Toy Story, and even Barney have garnered over $1 billion sales each in the U.S. alone. We are looking to expand our merchandise lines in ways that benefit our franchises beyond current licensing agreements.

Merchandise licensing can include various products including sporting goods, apparel, home furnishings, stationery, packaged goods, books, and more, but the largest segment in this industry is toys. In the toy business, companies like Mattel and Hasbro may develop their own core brands that include characters and storylines to drive and support their toy lines. Often they look to third parties, including entertainment studios, video game companies, and book authors & publishers to bring popular storylines and characters to their products.

Through co-ventures, direct manufacturing, and merchandise licensing, we hope to expand our franchises into a tactile world that extends consumers relationships with the characters and stories that they know and love.

EMPLOYEES

As of December 15, 2009, we have 8 full-time and 1 part-time employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

Properties

Our offices are located at 11400 W. Olympic Blvd., Suite 1400, Los Angeles, CA 90064, and consist of approximately 12,400 square feet. We entered into a five year lease for our offices which requires payments of $35,835 per month or minimum annual payments of $127,429 in 2006, $387,383 in 2007, $402,878 in 2008, $418,993 in 2009, $435,753 in 2010 and $298,147 in 2011. Our lease expires on August 31, 2011. We are currently in arrears in our rent and, on September 21, 2009, the landlord obtained an unlawful detainer judgment against the Company; however, the landlord has expressed a continuing interest on working out an arrangement that allows the Company to remain in the space and, to that end, has entered into a short-term agreement with the Company to forebear on eviction and execution on the judgment while the parties negotiate. For a complete description of this matter, please see the section entitled "Legal Proceedings."

Legal Proceedings

Michael Tierney v. Platinum. On or about March 16, 2009, a former employee of the Company filed a suit against the Company in Superior Court of California, County of Los Angeles (Case No. BC409739) alleging, among other things, wrongful termination, fraudulent inducement, defamation, violation of California Labor Code. No specific damages had been pleaded. This former employee was terminated for cause as a result of grossly negligent/intentional misrepresentation of contractual relations with third parties in marketing materials. The misrepresentations caused the company to lose a potential deal with a particularly well-known comics website. On December 8, 2009, the Company attended a court-ordered mediation at which the Company entered into a binding settlement agreement that disposes of the entire case. Pursuant to the settlement agreement, the Company has agreed to issue an aggregate of 340,000 of restricted stock to plaintiff and plaintiff’s attorney and to pay plaintiff $12,500 due in one year.

Transcontinental Printing v. Platinum. On or about July 2, 2009, Transcontinental Printing, a New York corporation, filed suit against the Company in Superior Court, County of Los Angeles (Case No. SC103801) alleging that the Company failed to pay for certain goods and services provided by Transcontinental in the total amount of $106,593. The Company believes that Transcontinental failed to mitigate damages and, therefore, the amount owed is in dispute, The Company will diligently pursue a settlement with this plaintiff by there can be no guarantee that such a settlement can be reached. This case is currently set to go to trial on March 26, 2010.

Harrison Kordestani v. Platinum. Harrison Kordestani was a principal of Arclight Films, with whom the Company had entered into a film slate agreement. One of the properties that had been subject to the slate agreement was “Dead of Night.” Arclight fired Mr. Kordestani and subsequently released Dead of Night from the slate agreement. In late January 2009, Mr. Krodestani had an attorney contact the Company as well as its new partners who were on the verge of closing the financing for the “Dead of Night.” Mr. Kordestani, through his counsel, claimed he was entitled to reimbursement for certain monies invested in the film while it had been subject to the Arclight slate agreement. Mr. Krodestani’s claim was wholly without merit and an attempt to force an unwarranted settlement because he knew we were about to close a deal. We responded immediately through outside counsel and asserted that he was engaging in extortion and the company would pursue him vigorously if he continued to try and interfere with our deal. The company has not heard anything further from Mr. Kordestani but will vigorously defend any suit that Mr. Kordestani attempts to bring.

Doubleclick, Inc. v. Platinum. On February 19, 2009, a lawsuit was filed by Doubleclick, Inc. against the Company in the Supreme Court of the State of New York. The claim is basically a breach of contract claim. The contract at issue was a three-year agreement to provide ad serving services, requiring a minimum $3,500/month payment with no termination clause. The employee who executed the agreement without having counsel review it is no longer with the Company. Between February and June 2008, the Company attempted to negotiate an “out” without luck. The service was far too expensive and the Company could no longer afford it and stopped using it around June/July 2008. Doubleclick is seeking approximately $118,000, plus interest and late fees for the balance of the contract. The Company has engaged outside counsel, Jeffrey Reina with the law firm of LIPSITZ GREEN SCIME CAMBRIA LLP in Buffalo, NY to handle this matter. On October 18, 2009, the Company entered into a settlement agreement whereby it agreed to pay to Doubleclick the sum of $37,500 no later than February 18, 2010 to settle the lawsuit; pursuant to the settlement agreement, the Company also entered into a Confession of Judgment whereby Judgment shall be entered against the Company for the full amount of the lawsuit of $133,390 in the event the Company does not make full payment of the settlement amount by February 18, 2010. The Company reasonably believes it will be able to make full payment of the settlement amount by such date although there can be no guarantee.

Paul Franz v. WOWIO, LLC and Platinum. A lawsuit was filed against WOWIO and the Company by Paul Franz, a former consultant to WOWIO, asserting that WOWIO had breached its payment obligations under a consulting agreement. On September 2, 2009, WOWIO, which was no longer owned by the Company as of such date, entered into a Settlement and Release Agreement with Paul Franz, whereby Paul Franz released the Company and WOWIO form all liability and dismissed the lawsuit with prejudice.

TBF Financial Inc. v. Platinum. On or about August 20, 2009, TB Financial, Inc. filed suit against the Company in the Superior Court of California, County of Los Angeles (Case No. BC420336) alleging that the Company breached a written lease agreement for computer equipment and seeking damages of $42,307 plus interest at a rate of ten percent (10%) per annum from July 7, 2008. On November 19, 2009, TB Financial filed a Request for Default against the Company; however, the Company has turned the matter over to Company counsel which will oppose any requests for default, as necessary. The Company will aggressively pursue a settlement of these claims.

Rustemagic v. Rosenberg & Platinum Studios. On or about June 30, 2009, Ervin Rustemagic filed suit against the Company and its President, Scott Rosenberg, in the California Superior Court for the County of Los Angeles (Case No. BC416936) alleging that the Company (and Mr. Rosenberg) breached an agreement with Mr. Rustemagic thereby causing damages totaling $125,000. According to the Complaint, Mr. Rustemagic was to receive 50% of producer fees” paid in connection with the exploitation of certain comics-based properties. Rustemagic claims that he became entitled to such fees and was never paid. The Company and Rosenberg deny that Rustemagic is entitled to the gross total amount of money he is seeking. The matter has now been removed to arbitration,

Douglass Emmet v. Platinum Studios On August 20, 2009, Douglas Emmet 1995, LLC filed an Unlawful Detainer action against the Company with regard to the office space currently occupied by the Company. The suit was filed in the California Superior Court, County of Los Angeles, (Case No. SC104504) and alleged that the Company had failed to make certain lease payments to the Plaintiff and was, therefore, in default of its lease obligations. The Plaintiff prevailed on its claims at trial and, subsequently, on October 14, 2009 entered into a Forbearance Agreement with the Company pursuant to which Douglas Emmet agreed to forebear on moving forward with eviction until December 31, 2009, if the Company agreed to pay to Douglas Emmet 50% of three month’s rent, in advance, for the months of October, November and December 2009. As of January 1, 2010, the Company was required to pay to Douglas Emmet the sum of $466,752 to become current under the existing lease or face immediate eviction and judgment for that amount. Prior to January 1, 2010, Douglas Emmet agreed to a month-to-month situation where Platinum pays 50% of its rent at the beginning of the month and the landlord holds back on eviction and enforcement of judgment while they evaluated whether they will consider negotiating a new lease with the Company that would potentially demise some of the Company’s current officer space back to the landlord as well as potentially forgive some of the past due rent. There can be no guarantee that the Company will be able to negotiate such a deal with the landlord and therefore, may be required to find new office space as well as suffer the entry of judgment for the full amount owed under the existing lease.

With exception to the litigation disclosed above, we are not currently a party to, nor is any of our property currently the subject of, any additional pending legal proceeding that will have a material adverse effect on our business, nor are any of our directors, officers or affiliates involved in any proceedings adverse to our business or which have a material interest adverse to our business.

Reports

We make available free of charge through our website, www.mmrinformationsystems.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to known and unknown risks, uncertainties and other factors, including those risks discussed under "Risk Factors" and elsewhere in this prospectus.

Forward-looking Statements

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

  discuss our future expectations;
  contain projections of our future results of operations or of our financial condition; and
  state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

GENERAL

We are a comics-based entertainment company. We own/control the rights to a library of over 5,600 of comic book characters, which we adapt and produce for film, television and all other media. Our library contains characters in a full range of genre and styles. With deals in place with film studios and media players, our management believes we are positioned to become a leader in the creation of new content across all media.

We are focused on adding titles and expanding our library with the primary goal of creating new franchise properties and characters. In addition to in-house development and further acquisitions, we are developing content with professionals outside the realm of comic books. We have teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties. We believe our core brand offers a broader range of storylines and genres than the traditional superhero-centric genre. Management believes this approach is maintained with Hollywood in mind, as the storylines offer the film industry fresh, high-concept brandable content as a complimentary alternative to traditional super hero storylines.

Over the next several years, we are working to become the leading independent comic book commercialization producer for the entertainment industry across all platforms including film, television, direct-to-home, publishing, and digital media, creating merchandising vehicles through all retail product lines. Our management believes this will allow us to maximize the potential and value of our owned content creator relationships and acquisitions, story development and character/franchise brand-building capabilities while keeping required capital investment relatively low.

We derive revenues from a number of sources in each of the following areas: Print Publishing, Digital Publishing, Filmed Entertainment, and Merchandise/Licensing.

Set forth below is a discussion of the financial condition and results of operations of Platinum Studios, Inc. (the “Company”, “we”, “us,” and “our”) for the twelve months ended December 31, 2008 and 2007. The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008 COMPARED TO THE YEAR ENDED DECEMBER 31, 2007

NET REVENUE

Net revenue for the year ended December 31, 2008 was $822,488 compared to $1,956,054 for the year ended December 31, 2007. The decreased net revenue was primarily attributable to a decrease in option fee and film licensing revenues. In the beginning of 2008, the Writer’s Guild engaged in a work stoppage that lasted well past the first quarter, having a negative impact on filmed entertainment revenues for the entire year. The global economic crisis also negatively impacted the Company’s ability to generate ongoing online advertising and sponsorship revenues. These two factors contributed to pushing revenues into subsequent years. We believe that as the economy improves, so will our ability to generate filmed entertainment revenues.

EXPENSES

Cost of revenues

For the year ended December 31, 2008 cost of revenues was $198,864 compared to $278,442 for the year ended December 31, 2007. The decrease is primarily due to the reduction of our print publishing efforts in 2008 and the related printing costs of those comic books.

Operating expenses

Operating expenses decreased $367,822 or approximately 7% for the year ended December 31, 2008 to $4,808,320, as compared to $5,176,142 for the year ended December 31, 2007. The decrease was due to reductions in payroll, promotion and merchandising costs.

Research and development

Research and development costs decreased $434,346 or 45% for the year ended December 31, 2008 to $526,050, as compared to $960,396 for the year ended December 31, 2007. The decrease was due to a more focused effort regarding the development of fewer additional intellectual properties.

Impairment of intangibles

For the year ended December 31, 2008, impairment of intangibles was $2,499,380 as compared to $0 for the year ended December 31, 2007. This increase was due wholly to the impairment taken against the goodwill for the WOWIO asset. With the reduction in online advertising and a negative EBITDA for the entity on its own, the Company took the most conservative approach to the impairment issue by reducing the amount of goodwill, effectively reducing the value of the asset to zero. The Company believes that the WOWIO asset will add intangible value to the balance sheet once revenue generation resumes with an increased effort in marketing, business development and sales efforts.

Stock option expense

Stock option expense was $3,387,796 for the year ended December 31, 2008 as compared to $0 for the year ended December 31, 2007. This increase was due to the issuance of stock to employees from the stock option plan in the first quarter of the year. A significant vesting was given to employees in the first quarter of 2008. The Company does not expect to incur significant stock option expense in future years.

Depreciation and amortization

For the year ended December 31, 2008 depreciation and amortization was $176,175 compared to $165,861 for the year ended December 31, 2007. The increase is due to amortization of character rights and capital leases for furniture and equipment.

As a result of the foregoing, the net loss increased by $6,051,668 for the year ended December 31, 2008, to $11,244,483, as compared to $5,192,815 for 2007. The majority of that increase was attributable to an increase in losses taken on intangible assets and stock option issuances.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operations during the twelve months ended December 31, 2008 was $2,181,182, primarily due to the net loss of the company.

Net cash used by investing activities was $4,260 for the year ended December 31, 2008.

Net cash provided by financing activities was $2,223,020 primarily attributed to capital contributions in exchange for common stock.

At December 31, 2008 the Company had cash balances of $42,023.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008

NET REVENUE (UNAUDITED)

Net revenue for the three and nine months ended September 30, 2009 was $66,159 and $222,250, respectively compared to $167,983 and $724,250 for the three and nine months ended September 30, 2008, respectively. Currently the Company derives most of its revenue from options to purchase rights, the purchase of rights to properties and first look deals. This type of revenue can vary significantly between quarters and years. The revenues for the three and nine months ended September 30, 2009 primarily represented purchased rights revenue from one customer. The revenues for the three months ended September 30, 2008 represented $126,018 in purchased rights revenue from two customers. The revenues for the nine months ended September 30, 2008 represented $530,859 in purchased rights revenue from four customers.

Cost of revenues

For the three and nine months ended September 30, 2009 cost of revenues were $22 and $10,022, respectively, compared to $106,866 and $310,704 for the three and nine months ended September 30, 2008. The decrease is primarily due to the elimination of printed comics due to cash conservation initiatives.

Operating expenses

Operating expenses decreased $640,425 or 63% for the three months ended September 30, 2009 to $373,695, as compared to $1,014,120 for the three months ended September 30, 2008. The decrease was primarily due to decreased payroll and contractor costs. Operating expenses decreased $1,907,396 or 57% for the nine months ended September 30, 2009 to $1,410,466, as compared to $3,317,862 for the nine months ended September 30, 2008.The decrease was due to decreases in advertising costs, accounting fees, payroll and contractor costs as the Company has worked to stream line its business model to conserve cash while being able to make necessary expenditures to ensure the growth of the Company.

Research and development

Research and development costs decreased $55,103 or 50% for the three months ended September 30, 2009 to $54,748 as compared to $109,851 for the three months ended September 30, 2008. The decrease was primarily due to decreased artwork expense, salary expense and consulting fees. Research and development costs decreased $328,282 or 70% for the nine months ended September 30, 2009 to $139,796 as compared to $468,078 for the nine months ended September 30, 2008. The decrease was primarily due to decreased artwork expense, consulting fees and legal fees.

Stock option expense

Stock option expense for the three months ended September 30, 2009 and 2008 was $0. Stock option expense for the nine months ended September 30, 2009 was $100,947 compared to $3,383,345 for the same period in 2008. This expense was due to the granting of options as part of the employee incentive plan. The majority of these options vested at the time of the grant, resulting in a significant non-cash expense for the first quarter of 2008. The Company does not anticipate additional expense of this magnitude in future quarters.

Depreciation and amortization

For the three and nine months ended September 30, 2009 depreciation and amortization was $35,977 and $117,372, respectively, compared to $48,379 and $135,840 for the three and nine months ended September 30, 2008.

Gain on settlement of debt

The Company recorded a gain on settlement of debt of $453,451 for the nine months ended September 30, 2009 and a loss on settlement of debt three months ended September 30, 2009 of $28,517. This net gain was primarily due to the final payment to the Wowio former partners through the issuance of common stock, partially offset by losses incurred in the settlement of accounts payable and notes payable through the issuance of common stock.

Loss on derivative liability

The Company recorded a loss on derivative liability of $1,210,000 for the three and nine months ended September 30, 2009. The derivative liability recorded in connection with new debts payable to the Company’s CEO during the three months ended June 30, 2009, is re-valued at each reporting date with changes in value being recognized as part of current earnings.

As a result of the foregoing, the net loss increased by $914,315 for the three months ended September 30, 2009 to $2,162,357 and decreased by $4,013,880 for the nine months ended September 30, 2009 to $3,244,861 as compared to the same periods in 2008.

LIQUIDITY AND CAPITAL RESOURCES (UNAUDITED)

Net cash used in operations during the nine months ended September 30, 2009 was $1,445,393.

Net cash used by investing activities was $13,615,198 for the nine months ended September 30, 2009, primarily due to the production of the film ”Dead of Night”.

Net cash provided by financing activities was $15,058,739 for the nine months ended September 30, 2009, primarily attributed to financing secured for the production of the film “Dead of Night”.

At September 30, 2009 the Company had cash balances of $40,171 and a restricted cash balance of $492,694. Restricted cash will be used in the production of the film “Dead of Night”. The Company’s short-term liabilities at September 30 were $11,749,843, and it owed an additional $11,840,341 in long-term notes, all of which would become currently due and payable if scheduled payments were to be missed without waiver. The Company anticipates the issuance of additional equity pursuant to a private placement of its common stock, and may consider debt financing to fund future growth opportunities and support operations. Although the Company believes its unique intellectual content offers the opportunity for significantly improved operating results in future quarters, no assurance can be given that the Company will operate on a profitable basis in 2009, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of the Company’s control.

MARKET RISKS

We conduct our operations in primary functional currencies: the United States dollar, the British pound and the Australian dollar. Historically, neither fluctuations in foreign exchange rates nor changes in foreign economic conditions have had a significant impact on our financial condition or results of operations. We currently do not hedge any of our foreign currency exposures and are therefore subject to the risk of exchange rate fluctuations. We invoice our international customers primarily in U.S. dollars, except in the United Kingdom and Australia, where we invoice our customers primarily in British pounds and Australian dollars, respectively. In the future we anticipate billing certain European customers in Euros, though we have not done so to date.

We are exposed to foreign exchange rate fluctuations as the financial results of foreign subsidiaries are translated into U.S. dollars in consolidation and as our foreign currency consumer receipts are converted into U.S. dollars. Our exposure to foreign exchange rate fluctuations also arises from payables and receivables to and from our foreign subsidiaries, vendors and customers. Foreign exchange rate fluctuations did not have a material impact on our financial results in the years ended December 31, 2008 and 2007.

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe no significant concentration of credit risk exists with respect to these investments.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of customers who are dispersed across many geographic regions. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for uncollectible accounts. Management believes that accounts receivable credit risk exposure beyond such allowance is limited.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses which have resulted in an accumulated deficit of $20,710,078 as of December 31, 2008. The Company plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all. These items raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects related to recovery and classification of assets, or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Recently issued accounting pronouncements – In June 2009, the FASB issued guidance under Accounting Standards Codification (“ASC”) Topic 105, “Generally Accepted Accounting Principles” (SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles). This guidance establishes the FASB ASC as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of the federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 and the ASC are effective for financial statements issued for interim and annual periods ending after September 15, 2009. The ASC supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the ASC has become non-authoritative. Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FSP’s, or EITF Abstracts. Instead, the FASB will issue Accounting Standards Updates, which will serve only to update the ASC, provide background information about the guidance, and provide the basis for conclusions on the change(s) in the ASC. We adopted ASC 105 effective for our financial statements issued as of September 30, 2009. The adoption of this guidance did not have an impact on our financial statements but will alter the references to accounting literature within the consolidated financial statements.

REVENUE RECOGNITION

     Revenue from the licensing of characters and storylines (“the properties”) owned by the Company are recognized in accordance with guidance provided in Securities and Exchange Commission guidelines, such that revenue is recognized when the earnings process is complete. This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured. The Company derives its licensing revenue primarily from options to purchase rights, the purchase of rights to properties and first look deals. For options that contain non-refundable minimum payment obligations that are not applied to the purchase price, revenue is recognized ratably over the option period, prior to the collection of all amounts ultimately due, provided all the criteria for revenue recognition have been met. Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement. Revenue received under first look deals is recognized ratably over the first look period, which varies by contract First look deals that have contingent components are deferred and recognized at the later of the expiration of the first look period or in accordance with the terms of the first look contract. For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled. The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received. License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement. The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

CHARACTER DEVELOPMENT COSTS

Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright. These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property. If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized. If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

PURCHASED INTANGIBLE ASSETS AND LONG-LIVED ASSETS

Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight-line basis. The Company periodically reviews the carrying amounts of intangible assets and property to determine their current status and valuation. Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset.

ADVERTISING COSTS

Advertising costs are expensed the later of when incurred or when the advertisement is first run. For the years ended December 31, 2008 and 2007, advertising expenses were $48,080 and $426,332, respectively.

RESEARCH AND DEVELOPMENT

Research and development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred. For the years ended December 31, 2008 and 2007, research and development expenses were $526,050 and $960,396, respectively.

INCOME TAXES

At December 31, 2008, the Company had net loss carry forwards available to offset future taxable income, if any, of approximately $9,800,000, which will begin to expire in 2019. The utilization of the net operating loss carryforwards is dependant on tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carry forwards as a result of the change in ownership.

The various guidelines to which the company is subject seek to clarify the accounting and disclosure for uncertainty in tax positions. The Company has analyzed its filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, and upon consultation with its tax advisors, the Company believes that it has taken no tax positions in preceding years that could potentially result in reductions to its cumulative net loss carryforwards at December 31, 2008.

During the preparation of the Company’s tax filings for the year 2007, the Company amended its prior net operating loss carryforwards schedule to correctly restate such loss carryforwards, and believes that it is in full compliance with all relevant guidelines at December 31, 2008. The Company is subject to audit by the IRS and the State of California for the prior three years.

The Company, as a matter of policy, would record any interest and penalties associated with taxes as a component of income tax expense.

RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued “Fair Value Measurements” standards, aimed at establishing a common definition for fair value to be applied to GAAP requiring use of fair value. These standards established a framework for measuring fair value, and expanded disclosure about such fair value measurements. The Company believes it is in compliance with these standards for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. We do not expect the adoption of these newer standards to have a material impact on our consolidated financial statements.

In October 2008, the FASB issued instructions for “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” The adoption of these standards for reporting as of December 31, 2008 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued guidelines for “The Fair Value Option for Financial Assets and Financial Liabilities.” Using the “Fair Value Option” permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.. We did not elect the fair value option for any of these items.

Recent Accounting Standards Not Yet Adopted

In December 2007, the FASB issued standards for “Business Combinations”, which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. These standards are effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of this statement to have a material impact on our consolidated financial statements.

In December 2007, the FASB issued guidelines for “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” These guidelines seek to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. They clarify that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. We do not expect the adoption of this statement to have a material impact on our consolidated financial statements.

In March 2008, the FASB issued a statement concerning “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133.” This modification expands quarterly disclosure requirements about an entity’s derivative instruments and hedging activities, and is effective for fiscal years beginning after November 15, 2008. We do not expect the adoption of this statement to have a material impact on disclosures in our consolidated financial statements.

MANAGEMENT

     The following table sets forth information about our executive officers, key employees and directors as of September 30, 2009.

Name	Age	Position
Scott Mitchell Rosenberg	46	Chairman & Chief Executive Officer
Brian Kenneth Altounian	45	President, Chief Operating Officer and Director, Principal
		Financial Officer
Jill Zimmerman	46	Director
Helene Pretsky	45	Corporate Secretary and General Counsel

Scott Rosenberg has been our Chairman and Chief Executive Officer since September 15, 2006 and Mr. Rosenberg served as the Chairman and Chief Executive Officer of Platinum Studios, LLC, our predecessor, since November 1996. Mr. Rosenberg established Platinum Studios, LLC in 1996 following a successful, high-profile career in the comic book industry. As founder and head of Malibu Comics, Rosenberg produced the Men In Black comic book, which he took to Sony to become a billion-dollar film franchise. At Malibu, Rosenberg developed an innovative grass-roots marketing approach, reaching out directly to fans, retailers, and press to allow Malibu to be distributed alongside top industry players at a fraction of what the major companies spent—notably, in the pre-Internet age, without the opportunities and advantages provided by the web. Malibu’s marketing savvy and ability to create and develop new characters and new ideas led to a fierce bidding war to acquire the company, and in 1994 Malibu was bought by Marvel Comics. Mr. Rosenberg holds an undergraduate degree from the University of Denver.

Brian Altounian has been our Chief Operating Officer since June 2005 and was appointed to serve as President and Director in September 2006. Mr. Altounian's background includes business development, finance, operations and administration and he has applied those skills to a variety of start-ups, Fortune 100 companies, and public and private organizations. Mr. Altounian has worked extensively in the entertainment and high-tech industries, the bread and butter of Los Angeles' commercial culture.

From May, 2005 through mid-January, 2008, he sat on the Board of Directors of Cereplast, Inc. (CERP.OTC), a manufacturer of proprietary bio-based, renewable plastics, where he has also served as the Audit Committee Chairman. From August, 2004 through June, 2006, he sat on the Board of Directors of Machine Talker (MTKN.OTC), which has created a breakthrough technology in smart security wireless networks. From May, 2003 through June, 2006, he sat as Chairman of the Board of Directors of XsunX, Inc. (XSNX.OTC), a developer of revolutionary thin film photovoltaic solar cell technology. His expertise is in the area of developing corporate infrastructure and assisting early-stage companies to execute on their business plans and grow, often through the access of capital through the public equity markets and from December, 2003 through June, 2007, he has provided advisory support to a number of these early-stage technology companies such as Warp9 (WNYN.OTC), Imaging3, Inc. (IMGG.OTC), BioSolar, Inc (BSRC.OTC), Carbon Sciences, Inc. (CABN.OTC) and Origin Oil, Inc. (OOIL.OTC). His first foray in the high-tech space came as Executive Vice President of Main Course Technologies, a wireless applications developer which he co-founded in January 2000 and ran until May, 2003.

Prior to his adventures in the high-tech arena, Mr. Altounian spent 12 years in the entertainment industry with a successful consulting practice, advising entertainment companies in the areas of finance, administration, operations and business development. His clients have included Disney Interactive, Two Oceans Entertainment Group, The Santa Barbara Grand Opera Association, International Documentary Association, In-Finn-Ity Productions and many others. He also held senior management positions in-house at Lynch Entertainment, a television production company where he held the position of Vice President, Finance from January 1998 through December 1999; Time Warner Interactive, a CD-ROM and interactive game company where he served as Vice President, Finance from July, 1995 – May, 1996; National Geographic Television, serving as Finance Director for this world-renown documentary film production company, specifically for the National Geographic Specials for the NBC Television Network from July, 1992 – June, 1996; and from 1987 through June, 1992, as Business Services Manager for WQED, the country’s first community-owned Public Television stations where he oversaw the finances and operations for numerous television documentary series.

Most recently, he was Consulting Producer on Random 1, a reality television series that debuted in November 2005 on the A&E Network and Executive Producer on the documentary feature film Lost in Woonsocket . Mr. Altounian also recently founded a non-profit media organization, Lost & Found in America, Inc., where he currently sits as Chairman of the Board for this company that creates media projects that support local community-based non-profit groups serving underserved segments of the US population.

Mr. Altounian holds an MBA from Pepperdine University and an undergraduate degree from UCLA.

Jill M. Zimmerman has been a director since September 16, 2006. Since May 2005, Ms. Zimmerman has served as a Vice President at the Alford Group, a consulting firm based in Evanston, Illinois. Ms. Zimmerman previously served as a Crisis Program Supervisor and Director of Development at Alternatives, Inc. a not-for profit corporation from November 1994 through May 2005. Ms. Zimmerman holds a Bachelor of Arts from the University of California at Santa Barbara and a Masters degree from the University of Chicago.

Helene Pretsky has been our general counsel since January, 2006 and our corporate secretary and Executive Vice President since October 1 2006. Ms. Pretsky, a securities/corporate attorney with expertise in intellectual property, has focused her twenty-two year legal career on representing start-up, early-stage revenue companies in the high-tech, emerging technologies and entertainment industries. Ms Pretsky was an associate at Brobeck, Phleger & Harrison from 1987 to 1994, and an associate at Kinsella, Boesch, Fujikawa & Towle from 1994 to 2000 where Ms. Pretsky provided the full range of corporate representation for private and public companies, including public offerings, private placements, mergers and acquisitions and preferred stock financings; complex patent, trade secret, copyright and trademark licensing and protection agreements; cooperative research, development and commercialization agreements; and domestic and international distribution and sales arrangements. From 2000 to 2005, Ms. Pretsky served as General Counsel and VP of Business Affairs of Virtual Fonlink, Inc., a cutting edge mobile payment services hardware and software solutions company, which she also co-founded. Ms. Pretsky provided the full range of corporate and securities work for such company, including preparation and negotiation of private placements, technology development and license agreements and strategic partnership contracts with Motorola, Nextel, Sprint, SAfeNet and TNS. She was also instrumental in creating the company's overall business and intellectual property strategies.

Ms. Pretsky, a magna cum laude, Phi Beta Kappa graduate of the University of California, Los Angeles, received her J.D. from the UCLA School of Law, where she graduated in the top 15% of her class and was a member of its prestigious Law Review.

SIGNIFICANT EMPLOYEES

Dan Forcey, Vice President, Content Development

Mr. Forcey has served as Platinum’s Vice President of Content Development since January of 2007. Prior to that, he served as Platinum’s Communications Manager from December of 2002, coordinating their public relations efforts and managing multiple websites for the company, including the corporate site platinumstudios.com, the fan portal, jeremiahportal.com, and the Unique Experience alternative reality game.

For the past 10 years, Mr. Forcey has worked extensively across the United States and Canada as a stuntman, fight choreographer, and teacher of movement and stage combat and is a world-recognized expert in fencing and swordfighting. Mr. Forcey 's stunt work includes multiple television shows and feature films both in the U.S. and abroad, including Oscar-nominated movies like Master and Commander: The Far Side of the World , Flags of Our Fathers, and Letters from Iwo Jima. From 1997 through 2002, Mr. Forcey has held faculty positions at York University, the Centre for Indigenous Theatre, the University of Southern California, Cal State University, Long Beach, Cal Poly Pomona, and the Cerritos Center for the Performing Arts. During his various tenures, he has instructed students in acting, movement for actors, stage combat and clowning.

On 1996, Mr. Forcey graduated cum laude from the University of Southern California with an undergraduate degree in theatre with a minor in philosophy. Mr. Forcey graduated Magna cum laude from York University while receiving his graduate degree in acting and movement, writing his master's thesis on the use of the British quarterstaff.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by us to our Chief Executive Officer and President and Chief Operating Officer and each of our other officers whose compensation exceeded $100,000 for each of the Company’s last two completed fiscal years.

(1) $300,000 of Mr. Rosenberg’s 2007 and $75,000 of his 2008 salary was deferred. (2) $300,000 of Mr. Altounian’s 2007 and $75,000 of his 2008 salary was deferred.

(3) $250,000 (of which 243,079 was deferred) of Mr. Altounian’s compensation for 2006 was paid in his capacity as an independent contractor, $49,039 as paid in his capacity as an employee of the Company.

Outstanding Equity Awards at Fiscal Year-End Table.

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at September 30, 2009.

Director Compensation

     The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal year ended December 31, 2008.

EMPLOYMENT AGREEMENTS

We currently have no employment agreements with our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2009, the number of shares and percent of our common stock beneficially owned by:

  all directors and nominees, naming them,
  our executive officers,
  our directors and executive officers as a group, without naming them, and persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from September 30, 2009 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 30, 2009 have been exercised and converted.

*Less than one percent.

(1) Includes 135,000 shares of common stock beneficially owned by Pamela Rosenberg, the wife of Scott
Rosenberg. Mr. Rosenberg disclaims beneficial ownership of these shares. Also includes 16,875,000 shares held by the Scott Mitchell Rosenberg GRIT, of which Mr. Rosenberg is the Trustee. Mr. Rosenberg, as a creditor of the Company, has warrants (to acquire 39,062,500 shares) and convertible notes ($4,294,826 in face value, without interest) which have exercise and conversion prices ranging from $0.038 to $0.048 per share and which are essentially immediately exercisable.

(2) Includes 6,750,000 shares previously owned by Brian Altounian as well as 5,250,000 shares of restricted stock granted January 9, 2008 under the Company’s 2007 Employee Incentive Program and 7,965,000 options granted on January 9, 2008 under the Company’s 2007 Employee Incentive Program which are fully vested and presently exercisable.

(3) Jill Zimmerman was granted 500,000 options on January 9, 2008 under the Company’s 2007 Employee
Incentive Program, which are fully vested and presently exercisable.

(4) Includes 2,000,000 shares of restricted stock granted January 9, 2008 under the Company’s 2007 Employee
Incentive Program and 6,000,000 options granted on January 9, 2008 under the Company’s 2007 Employee
Incentive Program which are fully vested and presently exercisable and an additional 453,869 shares of stock issued between September and November 2009 under the Company’s 2007 Employee Incentive Program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did not exercise this right during the years ended December 31, 2008 and 2007.

Our Chief Executive officer, Scott Mitchell Rosenberg, is permitted to enter into separate producer agreements for our productions through his own loan-out corporation, Scott Mitchell Rosenberg Productions, Inc., provided that all compensation that he receives through these agreements are considered as compensation he receives as CEO of the Company and therefore taken into account in setting his annual compensation. The Producer agreements are standard in the industry for heads of media companies and in no way can negatively impact, impede or affect the Company’s ability to make deals with production companies for its properties. Mr. Rosenberg did not receive any compensation under this arrangement for the years ended December 31, 2007 and 2008.

At December 31, 2005, we owed RIP Media $20,000 in uncollateralized loans. During 2006, we repaid in full the $20,000 uncollateralized loans received during 2004. At December 31, 2007 we owed RIP Media $10,000 in uncollateralized loans. During 2008, we repaid $8,595 in uncollateralized loans received during 2007. These loans accrued interest at 5% for the years ended December 31, 2008, 2007, 2005 and 6% for the year ended December 31, 2006, respectively.

During 2008, Scott Mitchell Rosenberg loaned the company an additional $196,998 to help fund operations.

During 2008 the Company repaid $82,827 in loans previously provided by Brian Altounian. At December 31, 2008 the remaining balance for these loans was $78,172. At December 31, 2008, we owed $193,079 to Brian Altounian for consulting services provided prior to his employment. At June 30, 2009, we owed $795,000 to Brian Altounian for a combination of loans, consulting services and accrued salary. In connection with the acquisition by an affiliate of Mr. Altounian of 100% interest in the Company’s subsidiary, WOWIO, LLC, on June 30, 2009, Mr. Altounian executed a release of all such amounts owed to him by the Company as of such date as partial consideration for the purchase of WOWIO.

For the nine months ended September 30, 2009, Scott Rosenberg loaned the Company an additional $1,103,534 to help fund operations. The Company entered into a Credit Agreement on May 6, 2009, with Rosenberg in connection with the issuance of two secured promissory notes and an unsecured promissory note. Two warrants were issued to Rosenberg in connection with the issuance of various promissory notes as of May 6, 2009 and June 3, 2009. The advances in 2009 increased Rosenberg’s security interest held in the Company’s assets to approximately $3,750,000. These transactions were:

May 6, 2009 Secured Debt - The May 6, 2009 secured debt has an aggregate principal amount of $2,400,000, is convertible into shares of the Company’s common stock at a conversion price of $0.048 and bears interest at the rate of eight percent per annum. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. In connection with this debt the Company also issued ten-year warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

June 3, 2009 Secured Debt - The June 3, 2009 secured debt amounted to an aggregate principal amount of $1,350,000, is convertible into shares of the Company’s common stock at a conversion price of $0.038 and bears interest at the rate of eight percent per annum. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010 but may be prepaid at any time. In connection with this debt the Company also issued ten-year warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

June 3, 2009 Unsecured Debt - The remaining debts due Rosenberg are unsecured in an aggregate principal amount of $544,826, are convertible into shares of the Company’s common stock at a conversion price of $0.048 and bear interest at the rate of eight percent per annum. The Company is required to make payments of $29,687.50 per month on this unsecured debt. The monthly payments are to be applied first to interest and second to principal. The remaining principal amount is to be repaid upon the expiration of the note on June 3, 2010. The Company may prepay the note at any time.

The exercise price and the number of shares underlying the warrants is subject to anti-dilution adjustments from time to time if the Company issues common stock at below the exercise price at that time for the warrants.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 289,443,453 shares were issued and outstanding as of January 14, 2010.

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of our business, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, when issued will be, validly issued, fully paid and non-assessable.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Transfer agent and registrar

The transfer agent of our common stock is Computershare Limited, whose address is 1745 Arden Avenue, Glendale, CA 91204. The phone number of the transfer agent is (800) 962-4284.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 41,000,000 shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

• On the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

• Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

• Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

• Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

  Ordinary brokerage transactions.
  Transactions in which the broker solicits purchasers.

  Directly to one or more purchasers.
  A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Dieterich & Mazarei, Los Angeles, California.

EXPERTS

The financial statements as of and for the years ended December 31, 2008 and 2007, included in this prospectus have been audited by HJ Associates & Consultants, LLP, an independent registered public accounting firm, as stated

in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC's web site at http://www.sec.gov.

PLATINUM STUDIOS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Annual Financial Statements of Platinum Studios, Inc.
Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2008 and 2007
Statements of Operations for the Years Ended December 31, 2008 and 2007
Statements of Stockholders' Deficit for the Years Ended December 31, 2008 and 2007
Statements of Cash Flows for the Years Ended December 31, 2008 and 2007
Notes to Financial Statements

Unaudited Interim Consolidated Financial Statements of Platinum Studios, Inc.
Consolidated Balance Sheets at September 30, 2009 (unaudited) and December 31, 2008
Consolidated Statements of Operations — Nine and Three Months Ended September 30,
2009 (unaudited) 2008 (unaudited)
Consolidated Statement of Stockholders' Deficit — Nine Months Ended September 30,
2009 (unaudited)
Consolidated Statements of Cash Flows — Nine Months Ended September 30, 2009
(unaudited) and September 30, 2008 (unaudited)
Notes to Consolidated Financial Statements (unaudited)

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Platinum Studios, Inc.

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Platinum Studios, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Platinum Studios, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of Platinum Studios, Inc.'s internal control over financial reporting as of December 31, 2008, included in the accompanying Form 10-K and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that have resulted in an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ Associates & Consultants, LLP

Salt Lake City, Utah

April 14, 2009

PLATINUM STUDIOS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS		
Current assets:		
Cash and cash equivalents	$ 42,023	$ 4,445
Accounts receivable	8,812	44,695
Other receivable	-	20,000
Prepaid expenses	78,777	109,124
Inventory	-	59,528
Other current assets	881	-
Total current assets	130,493	237,792
Property and equipment, net	197,540	257,130
Web sites	40,000	40,000
Character rights, net	136,956	228,261
Deposits and other	42,618	39,118
Total assets	$ 547,607	$ 802,301
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities:		
Accounts payable	$ 1,213,686	$ 663,848
Accrued expenses and other current liabilities	1,969,607	848,815
Bank overdraft	-	89,665
Deferred revenue	-	100,000
Short term notes payable	1,091,092	782,498
Due former Wowio partners, payable in common stock	1,050,000	-
Related party payable	206,231	193,079
Related party notes payable	1,766,909	1,542,963
Accrued interest - related party notes payable	118,846	66,581
Capital leases payable, current	54,873	73,282
Total current liabilities	7,471,244	4,360,731
Long term notes payable	2,049,951	2,029,862
Capital leases payable, non-current	60,033	106,395
Total liabilities	9,581,228	6,496,988
Common stock, $.0001 par value; 500,000,000 shares authorized; 255,819,266 and 201,255,825 issued and outstanding, respectively	25,582	20,126
Additional paid in capital	11,650,875	3,750,782
Accumulated deficit	(20,710,078)	(9,465,595)
Total shareholders' deficit	(9,033,621)	(5,694,687)
Total liabilities and shareholders' deficit	$ 547,607	$ 802,301

PLATINUM STUDIOS, INC.
CONSOLIDATED STATEMENTS OPERATIONS

	Years Ended December 31, 2008	2007
Net revenue	$ 822,488	$ 1,956,054
Costs and expenses:		
Cost of revenues (excluding depreciation expense)	198,864	278,442
Operating expenses	4,808,320	5,176,142
Research and development	526,050	960,396
Impairment of intangibles	2,499,380	-
Stock based compensation	3,387,796	-
Depreciation and amortization	176,175	165,861
Total costs and expenses	11,596,585	6,580,841
Operating loss	(10,774,097)	(4,624,787)
Other income (expense):		
Other income	272	-
Loss on disposition of assets	(55,298)	(24,000)
Loss on settlement of debt	(12,351)	-
Interest income	-	21
Interest expense	(403,009)	(544,049)
Total other income (expense):	(470,386)	(568,028)
Loss before provision for income taxes	(11,244,483)	(5,192,815)
Provision for income taxes	-	-
Net loss	$ (11,244,483)	$ (5,192,815)
Basic and diluted loss per share:		
Net loss per share	$ (0.05)	$ (0.03)
Basic and diluted weighted average shares	226,541,917	201,255,825

PLATINUM STUDIOS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Two Years Ended December 31, 2008

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Retained Deficit	Total
Balance at December 31, 2006	158,056,000	$ 15,806	$ (628,741)	$ (4,272,780)	$(4,885,715)
Common stock issued in private placement at $0.10 per share, $0.0001 par value	25,991,250	2,599	2,596,526	-	2,599,125
Common stock issued in debt conversion at $0.10 per share, $0.0001 par value	17,208,575	1,721	1,719,136	-	1,720,857
Warrants issued for services	-	-	36,699	-	36,699
Warrants issued for debt conversion	-	-	195,507	-	195,507
Stock offering costs	-	-	(168,345)	-	(168,345)
Net loss	-	-	-	(5,192,815)	(5,192,815)
Balance at December 31, 2007	201,255,825	20,126	3,750,782	(9,465,595)	(5,694,687)
Common stock issued for cash in private placement at $0.15 and $0.08 per share, $0.0001 par value	9,513,734	951	1,422,609	-	1,423,560
Common stock issued for debt and accounts payable conversion at fair value of shares issued	9,819,491	982	869,994	-	870,976
Fair value of options issued for services	-	-	2,198,425	-	2,198,425
Common stock issued for services from $0.03 to $0.15 per share	21,230,216	2,123	2,220,465	-	2,222,588
Common stock issued for the acquisition of Wowio,LLC	14,000,000	1,400	1,188,600	-	1,190,000
Net loss	-	-	-	(11,244,483)	(11,244,483)
Balance at December 31, 2008	255,819,266	$ 25,582	$11,650,875	$ (20,710,078)	$(9,033,621)

PLATINUM STUDIOS, INC.,

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,	
	2008	2007
Cash flows from operating activities		
Net loss	(11,244,483)	(5,192,815)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation	84,870	74,557
Amortization	91,305	91,304
Loss on disposal of assets	55,298	24,000
Impairment expense	2,641,524	-
Loss on settlement of debt	12,351	-
Bad debt expense	29,210	-
Equity instruments issued for services	4,421,013	232,206
Decrease (increase) in operating assets:		
Accounts receivable	26,673	(44,695)
Other receivable	-	(20,000)
Inventories	4,230	(59,528)
Prepaid expenses and other current assets	25,966	9,865
Increase (decrease) in operating liabilities:		
Accounts payable	1,025,219	449,497
Accounts payable related party	13,152	(50,000)
Bank overdraft	(89,665)	89,665
Accrued expenses	685,237	662,797
Accrued interest	136,918	81,305
Deferred revenue	(100,000)	(650,000)
Net cash flows used in operating activities	(2,181,182)	(4,301,842)
Cash flows from investing activities		
Investment in property and equipment	(4,260)	(14,672)
Other assets - website acquisition	-	(1,000)
Net cash flows used in investing activities	(4,260)	(15,672)
Cash flows from financing activities		
Proceeds from non-related loans	742,869	743,975
Proceeds from related party loans	315,368	1,229,000
Payments on related party loans	(91,422)	(340,333)
Payments on non-related party loans	(136,558)	-
Payments on capital leases	(30,797)	(72,898)
Issuance of common stock, net of offering costs	1,423,560	2,430,780
Net cash flows provided by financing activities	2,223,020	3,990,524
Net increase/(decrease) in cash	37,578	(326,990)
Cash, at beginning of year	4,445	331,435
Cash, at end of period	42,023	4,445
Supplemental disclosure of cash flow information:		
Cash paid for interest	156,527	501,999
Cash paid for taxes	800	600
Non-cash financing activities related to the acquisition of Wowio, LLC	3,150,000	-
Non-cash financing activities related to the conversion of debt	2,060,976	1,720,857

PLATINUM STUDIOS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

(1) Description of business

Nature of operations – The Company controls a library consisting of more than 5,600 characters and is engaged principally as a comics-based entertainment company adapting characters and storylines for production in film, television, publishing and all other media.

Platinum Studios, LLC was formed and operated as a California limited liability company from its inception on November 20, 1996 through September 14, 2006. On September 15, 2006, Platinum Studios, LLC filed with the State of California to convert Platinum Studios, LLC into Platinum Studios, Inc., (“the Company”, “Platinum”) a California corporation. This change to the Company structure was made in preparation of a private placement memorandum and common stock offering in October, 2006 (Note 12).

On July 15, 2008, Platinum Studios, Inc. purchased Wowio, LLC an on-line distributor of e-books. Wowio, LLC, is a leading online source for downloading digital books and comics. This acquisition is intended to continue the expansion of Platinum Studios’ global digital media distribution strategy. The Company believes the acquisition of Wowio, LLC is a major cornerstone of a global digital publishing distribution initiative, and that Platinum will be able to enhance and expand Wowio, LLC’s business while bringing a true global distribution outlet to all publishing partners, including Platinum Studios’ Comics.

On December 10, 2008, the Company purchased Long Distance Films, Inc. to facilitate the financing and production of the film currently titled “Dead of Night”. Long Distance Films, Inc. has no assets, liabilities or equity other than 100 shares of common stock wholly owned by Platinum Studios, Inc. No consideration was paid by the Company for the acquisition of Long Distance Films, Inc.

(2) Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses which have resulted in an accumulated deficit of $20,710,078 as of December 31, 2008. The Company plans to seek additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all. These items raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects related to recovery and classification of assets, or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

(3) Summary of significant accounting policies

Reclassifications – Certain prior year amounts have been reclassified in order to conform to the current year’s presentation.

Revenue recognition - Revenue from the licensing of characters and storylines (“the properties”) owned by the Company are recognized in accordance with guidance provided in Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (an amendment of Staff Accounting Bulletin No. 101 “Revenue Recognition”) (“SAB 104”). Under the SAB 104 guidelines, revenue is recognized when the earnings process is complete. This is considered to have occurred when persuasive evidence of an agreement between the customer and the Company exists, when the properties are made available to the licensee and the Company has satisfied its obligations under the agreement, when the fee is fixed or determinable and when collection is reasonably assured.

The Company derives its licensing revenue primarily from options to purchase rights, the purchase of rights to properties and first look deals. For options that contain non-refundable minimum payment obligations that are not applied to the purchase price, revenue is recognized ratably over the option period, prior to the collection of all amounts ultimately due, provided all the criteria for revenue recognition under SAB 104 have been met. Option fees that are applicable to the purchase price are deferred and recognized as revenue at the later of the expiration of the option period or in accordance with the terms of the purchase agreement. Revenue received under first look deals is recognized ratably over the first look period, which varies by contract provided all the criteria for revenue recognition under SAB 104 have been met. First look deals that have contingent components are deferred and recognized at the later of the expiration of the first look period or in accordance with the terms of the first look contract.

For licenses requiring material continuing involvement or performance based obligations, by the Company, the revenue is recognized as and when such obligations are fulfilled. The Company records as deferred revenue any licensing fees collected in advance of obligations being fulfilled or if a licensee is not sufficiently creditworthy, the Company will record deferred revenue until payments are received.

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement. The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents – The Company considers all highly liquid investment securities with an original maturity date of three months or less to be cash equivalents.

Concentrations of risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of uninsured cash balances. The Company maintains its cash balances with what management believes to be a high credit quality financial institution. At times, balances within the Company’s cash accounts may exceed the Federal Deposit Insurance Corporation (FDIC) limit of $250,000.

During the years ended December 31, 2008 and 2007, the Company had customer revenues representing a concentration of the Company’s total revenues. In 2008 three customers represented approximately 31% 25% and 11% of total revenues. In 2007, two customers represented approximately 51% and 23% of total revenues.

Depreciation - Depreciation is computed on the straight line method over the following estimated useful lives:

Fixed assets Useful Lives

Furniture and fixtures 7 years Computer equipment 5 years Office equipment 5 years Software 3 years

Leasehold improvements Shorter of lease term or useful economic life

Character development costs - Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright. These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating opportunity for the property. If the property derives a revenue stream that is estimable, the capitalized costs associated with the property are expensed as revenue is recognized.

If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

Purchased intangible assets and long-lived assets – Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight-line basis. The Company periodically reviews the carrying amounts of intangible assets and property in conformance with the Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). Under SFAS 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset. On July 15, 2008, Platinum Studios, Inc. purchased Wowio, LLC an on-line distributor of e-books. Wowio, LLC, is a leading online source for downloading digital books and comics. Due to market conditions and cash flow constraints, the Company considered all Wowio, LLC intangible assets to be fully impaired. This resulted in expense of $2,499,880. The Company believes the acquisition of Wowio, LLC is a major cornerstone of a global digital publishing distribution initiative, and that once market conditions improve, Platinum will be able to enhance and expand Wowio, LLC’s business while bringing a true global distribution outlet to all publishing partners, including Platinum Studios’ Comics.

Advertising costs - Advertising costs are expensed the later of when incurred or when the advertisement is first run. For the years ended December 31, 2008 and 2007, advertising expenses were $48,080 and $426,332, respectively.

Research and development - Research and development costs, primarily character development costs and design not associated with an identifiable revenue opportunity, are charged to operations as incurred. For the years ended December 31, 2008 and 2007, research and development expenses were $526,050 and $960,396, respectively.

Income taxes – As of September 15, 2006, the Company is taxed as a corporation. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

Net income/(loss) per share – In accordance with SFAS No. 128 “Earnings Per Share”, basic income per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the periods, excluding shares subject to repurchase or forfeiture. Diluted income per share increases the shares outstanding for the assumption of the vesting of restricted stock and the exercise of dilutive stock options and warrants, using the treasure stock method, unless the effect is anti-dilutive.

Recent accounting pronouncements – In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 establishes a common definition for fair value to be applied to GAAP requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS 157 is effective for financial assets and financial liabilities for fiscal years beginning after November 15, 2007. FSP FAS No. 157-2 “Partial Deferral of the Effective Date of Statement 157” (“FSP 157-2”), deferred the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. We do not expect the adoption of FSP 157-2 to have a material impact on our consolidated financial statements.

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157 when the market for a financial asset is not active. FSP 157-3 was effective upon issuance, including reporting for prior periods for which financial statements have not been issued. The adoption of FSP 157-3 for reporting as of December 31, 2008 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial

Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 became effective for the fiscal year beginning January 1, 2008. We did not elect the fair value option for any items under SFAS 159.

Recent Accounting Standards Not Yet Adopted

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, the goodwill acquired and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable the evaluation of the nature and financial effect of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of this statement to have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51,” (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We do not expect the adoption of this statement to have a material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 expands quarterly disclosure requirements in SFAS 133 about an entity’s derivative instruments and hedging activities. SFAS 161 is effective for fiscal years beginning after November 15, 2008. We do not expect the adoption of this statement to have a material impact on disclosures in our consolidated financial statements.

(4) Property and equipment

Property and equipment are recorded at cost. The cost of repairs and maintenance are expensed when incurred, while expenditures refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

For the year ended December 31, 2008 and 2007, property and equipment at cost includes assets acquired under capital leases of $273,150 and $266,080, respectively. Depreciation expense charged to operations for the year ended December 31, 2008 and 2007 were $84,870 and $74,556 including $57,817 and $53,347, applicable to assets acquired under capital leases, respectively.

(5) Inventory

	December 31, 2008	December 31, 2007
Kiss merchandise	-	59,528
	$-	$59,528

During 2008 remaining Kiss merchandise inventory was determined to be unmarketable and the inventory value was written down to zero, resulting in the recognition of a loss on disposal of assets of $55,298.

Due to the significant time that the Company has held this liability, it has been determined by the Company to begin incurring interest related to this debt at 5%.

(7) **Short-term and long-term debt (continued)**

Short-term debt	**December 31, 2008**	**December 31, 2007**
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due upon demand.	25,000	25,000
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due upon demand.	50,000	50,000
Loan payable to shareholder. Paid during 2008.	-	15,000
Loan payable to shareholder. Paid during 2008.	-	100,000
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due upon demand.	-	25,000
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due October, 2008	-	100,000
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due October, 2008	236,926	-
Bank line of credit - uncollateralized; payable in monthly installments of interest only at 7.5%.	50,000	-
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 5%. Due upon demand.	25,000	-
Loan payable to shareholder - uncollateralized; payable in monthly installments of interest only at 12%. Due January, 2009.	10,000	-
Loan payable to 3rd party - uncollateralized; bearing interest of $10,000. Due June 2008	50,000	-

(8) Operating and capital leases

The Company has entered into operating leases having expiration dates through 2011 for real estate and various equipment needs, including office facilities, computers, office equipment and a vehicle.

On July 10, 2006, the Company entered into an operating agreement for the lease of real property located in Los Angeles, California. The agreement has a five year term, commencing September 1, 2006 and ending August 31, 2011.

Rent expense under non-cancelable operating leases were $321,252 and $421,990 for the years ended December 31, 2008 and 2007, respectively.

At December 31, 2008, future minimum rental payments required under non-cancelable operating leases that have initial or remaining terms in excess of one year are as follows:

The Company has various non-cancelable leases for computers, software, and furniture, at a cost of $273,150 and $266,080 at December 31, 2008 and 2007, respectively. The capital leases are secured by the assets which cannot be freely sold until the maturity date of the lease. Accumulated amortization for equipment under capital lease totaled $139,271 and $81,454 at December 31, 2008 and 2007, respectively. Future required payments at December 31, 2008 under these leases are as follows:

(9) Commitments

During 2004, the Company entered into an agreement with Top Cow Productions, Inc. to acquire certain rights in and to certain comic books, related characters, storylines and intellectual property (the properties). The current agreement period expires on June 30, 2010. The Company has the right to extend the agreement for an additional twelve month period for an additional $350,000 and has pre-paid $75,000 toward this extended period. If the Company enters into production on a particular property, additional fees based on a percentage of the adjusted gross revenue resulting from the production, as defined in the agreement, will be due to the owner. The agreement is collateralized by a security interest in and to all rights licensed or granted to the Company under this agreement including the right to receive revenue. The current agreement period cost of $350,000 is included in Other Assets on the balance sheet and is being amortized on a straight-line basis beginning in 2006 when the rights became available for exploitation.

(10) Wowio, LLC

On July 15, 2008, Platinum Studios, Inc. purchased Wowio, LLC an on-line distributor of e-books. Under the terms of the Agreement the Company acquired from the Members of Wowio, LLC 100% of the membership interests of WOWIO for a total purchase price of $3,150,000 payable in shares of common stock of the Company. Under the terms of the Agreement, the number of shares of Common Stock issued on a particular payment date will be calculated by dividing one third of the purchase price by the average closing trading price of a share of the Common Stock for the five trading days immediately prior to such payment date, with a minimum price of $0.15 per share. On July 16, 2008, 7,000,000 shares were issued to the former members of Wowio, LLC representing one third of the total purchase price. On September 15, 2008, 7,000,000 shares were issued to the former members of Wowio, LLC representing another one third of the total purchase price. As of December 31, 2008 one third of the purchase price was due the former members of Wowio, LLC. Wowio, LLC, is a leading online source for downloading digital books and comics. This acquisition is intended to continue the expansion of Platinum Studios’ global digital media distribution strategy. The Company believes the acquisition of Wowio, LLC is a major cornerstone of a global digital publishing distribution initiative, and that Platinum will be able to enhance and expand Wowio, LLC’s business while bringing a true global distribution outlet to all publishing partners, including Platinum Studios’ Comics.

The total basis of Wowio, LLC’s contributed assets and liabilities as of the closing date of the purchase was allocated to the estimated fair value of assets acquired and liabilities assumed as set forth in the following table:

Cash	$33,823
Equipment	13,950
Liabilities assumed	(415,376)
Total consideration	$(367,603)

The purchase of Wowio, LLC resulted in the recording of $2,499,380 in goodwill. At December 31, 2008 it was determined that this asset was fully impaired and the full amount was expensed.

The pro forma between the Company and Wowio, LLC are treated as if the combination had already taken place at the beginning of following reporting periods.

Pro Forma Condensed Consolidated Statement of Operations

	Years Ended
	December 31,
	2008	2007
Net revenue	$195,913	$2,106,054
Total costs and expenses	12,702,236	7,738,785
Operating loss	(11,856,095)	(5,632,731)
Loss before provision for income taxes	(12,410,691)	(6,200,759)
Net loss	$(1,248,042)	$(6,197,291)
Basic and diluted loss per share	$(0.01)	$(0.01)

(11) Long Distance Films, Inc.

On December 10, 2008, the Company purchased Long Distance Films, Inc. to facilitate the financing and production of the film currently titled “Dead of Night”. Long Distance Films, Inc. has no assets, liabilities or equity other than 100 shares of common stock wholly owned by Platinum Studios, Inc. Additionally, Long Distance Films had recorded no revenue or expenses. As consideration for this acquisition the Company closed a financing arrangement to provide funding for the production of “Dead of Night”.

(12) Related party transactions

The Company has an exclusive option to enter licensing/acquisition of rights agreements for individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did not exercise this right during the years ended December 31, 2008 and 2007.

Scott Mitchell Rosenberg also provides production consulting services to the Company’s customers (production companies) through Scott Mitchell Rosenberg Productions (another related entity) wholly owned by Scott Mitchell Rosenberg. At the time the Company enters into a purchase agreement with a production company, a separate contract may be entered into between the related entity and the production company. In addition, consulting services regarding development of characters and storylines may also be provided to the Company by this related entity. Revenue would be paid directly to the related entity by the production company.

During 2008, Scott Mitchell Rosenberg loaned the company an additional $196,998 to help fund operations.

During 2008 the Company repaid $82,827 in loans provided by Brian Altounian.

(13) Stockholders equity

As of May 1, 2006, the Company issued a five percent (5.0%) ownership interest in Platinum Studios, LLC to Brian Altounian in consideration of a capital contribution in the amount of $500,000.

On September 14, 2006, Scott Mitchell Rosenberg converted $5,731,057 in outstanding principal and interest as a capital contribution in Platinum Studios, LLC in fulfillment of commitments made to the Company prior to the issuance to Brian Altounian.

Platinum Studios LLC filed Articles of Incorporation with the Secretary of the State of California on September 15, 2006, by which Platinum Studios, LLC converted from a California limited liability company into Platinum Studios, Inc., a California corporation. On September 15, 2006, 135,000,000 common shares were issued for conversion of LLC interests as all members of the limited liability company became shareholders of the corporation, maintaining their same percentage ownership, with no additional contribution required by any of the members to the corporation.

A Private Placement Memorandum was issued on October 12, 2006, offering up to 50,000,000 shares of common stock, $0.0001 par value per share, for sale to Accredited Investors (as defined in the memorandum), at a price of $0.10 per share on a “best efforts” basis, for a total offering price to investors of $5,000,000. The proceeds of the offering are expected to be used for property acquisitions, marketing and general and administrative expenses. The offering was closed on April 30, 2007 with the Company having sold 49,047,250 shares resulting in proceeds of $4,904,725.

On July 1, 2007, the Board of Directors approved the cancellation/conversion of $1,720,857 in debt due to Scott Mitchell Rosenberg consisting of $1,625,000 in principal and $95,857 of accrued interest through conversion of the debt into 17,208,575 shares of common stock of the Company valued at $0.10 per share. In addition, Mr. Rosenberg received a warrant to purchase 243,750 additional shares of common stock for his agreement to accept this offer from the Company rather than demanding repayment of the debt amount.

Effective July 12, 2007, the Company obtained board approval of an incentive plan under which equity incentives would be granted to officers, employees, non-employee directors and consultants of the Company. The board further resolved for 45,000,000 shares of the Company’s common stock, $0.0001 par value, be reserved for issuance in accordance with the requirements of this plan. During 2008 the Company granted 7,950,000 shares of restricted common stock to employees and consultants. The Company also granted 13,965,000 in options to executive management.

During 2008, the Company issued 9,513,764 for cash in private placement, 9,819,491 shares for debt and accounts payable conversion, 21,230,216 for services and 14,000,000 for the purchase of Wowio, LLC.

(14) Stock Compensation

Warrants and options outstanding at December 31, 2008 are summarized as follows:

(15) Income Taxes

The provision (benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to loss before income taxes as follows at December 31:

Deferred income tax assets (liabilities) are comprised of the following as of December 31:

	2008	2007

Net operating loss	$3,826,495	$4,624,787
Depreciation	25,241	74,557
Accrued expenses	143,382	662,797
Valuation allowance	(3,995,118)	(4,624,787)

	$-	$-

At December 31, 2008, the Company had net loss carry forwards available to offset future taxable income, if any, of approximately $9,800,000, which will begin to expire in 2019. The utilization of the net operating loss carryforwards is dependent on tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carry forwards as a result of the change in ownership.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting and disclosure for Uncertainty in tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company is subject to the provisions of FIN 48 as of January 1, 2007 and has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns. Upon review of the Company’s historical tax filings prior to 2007, and upon consultation with its tax advisors, the Company believed that it had taken no tax positions in preceding years that could potentially result in reductions to its cumulative net loss carryforwards at December 31, 2008.

During the preparation of the Company’s tax filings for the year 2007, the Company amended its prior net operating loss carryforwards schedule to correctly restate such loss carryforwards, and believes that it is in full compliance with FASB Interpretation No. 48 at December 31, 2008. The Company is subject to audit by the IRS and the State of California for the prior three years.

The Company, as a matter of policy, would record any interest and penalties associated with taxes as a component of income tax expense.

(16) Subsequent events

On Feb. 4, Sony Pictures Animation announced a deal with the Company to develop an animated feature, it was announced by Bob Osher, president of Sony Pictures Digital Productions and Hannah Minghella, president of production for Sony Pictures Animation.

On February 25, 2009, the Company issued the final payment of 7,000,000 shares to the former members of Wowio, LLC in accordance with the Wowio, LLC purchase agreement. These shares were valued at $560,000.

On Feb. 26, 2009 the Company and Hyde Park Entertainment commenced production on "DEAD OF NIGHT". This film is based on the best-selling Italian comic book series, 'Dylan Dog', created by Tiziano Sclavi and published by Italy's Sergio Bonelli Editore. The comic book series has sold more than 56 million units worldwide and has been translated into 17 languages since its debut in 1986. Principal photography is taking place in New Orleans, Louisiana.

On January 7, 2009 and March 3, 2009 the Company issued 4,974,938 shares of common stock to individuals for extension of a promissory note, for payment of accounts payable and for services rendered. The fair value of the shares total $172,604.

PLATINUM STUDIOS, INC

CONSOLIDATED BALANCE SHEETS

	September 30, 2009 (Unaudited)	December 31, 2008
ASSETS		
Current assets:		
Cash and cash equivalents	$ 40,171	$ 42,023
Restricted cash	492,694	-
Accounts receivable, net	20,514	8,812
Prepaid expenses	81,814	78,777
Other current assets	531	881
Total current assets	635,724	130,493
Property and equipment, net	140,404	197,540
Film development costs	13,612,242	-
Web sites	40,000	40,000
Character rights, net	68,478	136,956
Deposits and other	298,118	42,618
Total assets	$ 14,794,966	$ 547,607
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities:		
Accounts payable	$ 1,187,617	$ 1,213,686
Accrued expenses and other current liabilities	1,348,830	1,969,607
Deferred revenue	59,792	-
Short term notes payable	3,413,063	1,091,092
Due former Wowio partners, payable in common stock	-	1,050,000
Related party payable	-	206,231
Related party notes payable, net	3,375,901	1,766,909
Accrued interest - related party notes payable	158,447	118,846
Warrant derivative liability	2,144,000	-
Capital leases payable, current	62,193	54,873
Total current liabilities	11,749,843	7,471,244
Long term related party notes	-	2,049,951
Long term notes payable	11,840,341	-
Capital leases payable, non-current	17,209	60,033
Total liabilities	23,607,393	9,581,228
Common stock, $.0001 par value; 500,000,000 shares authorized; 270,615,629 and 255,819,266 issued and outstanding, respectively	27,062	25,582
Additional paid in capital	15,115,450	11,650,875
Accumulated deficit	(23,954,939)	(20,710,078)
Total shareholders' deficit	(8,812,427)	(9,033,621)
Total liabilities and shareholders' deficit	$ 14,794,966	$ 547,607

PLATINUM STUDIOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2009	2008	2009	2008
Net revenue	$ 66,159	$ 167,983	$ 222,250	$ 724,250
Costs and expenses:				
Cost of revenues (excluding depreciation expense)	22	106,866	10,022	310,704
Operating expenses	373,695	1,014,120	1,410,466	3,317,862
Research and development	54,748	109,851	139,796	468,078
Stock option expense	-	-	100,947	3,383,345
Depreciation and amortization	35,977	48,379	117,372	135,840
Total costs and expenses	464,442	1,279,216	1,778,603	7,615,829
Operating loss	(398,283)	(1,111,233)	(1,556,353)	(6,891,579)
Other income (expense):				
Other income	-	-	-	181
Gain on disposition of assets	-	-	-	100
Gain (loss) on settlement of debt	(28,517)	(27,407)	453,451	9,928
Loss on valuation of derivative liability	(1,210,000)	-	(1,210,000)	-
Interest expense	(525,557)	(100,192)	(874,855)	(293,161)
Bad debt expense	-	(9,210)	(4,750)	(84,210)
Total other income (expense):	(1,764,074)	(136,809)	(1,636,154)	(367,162)
Loss before provision for income taxes	(2,162,357)	(1,248,042)	(3,192,507)	(7,258,741)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(2,162,357)	(1,248,042)	(3,192,507)	(7,258,741)
Loss from discontinued operations	-	-	(52,354)	-
Net loss	$ (2,162,357)	$ (1,248,042)	$ (3,244,861)	$ (7,258,741)
Basic and diluted loss per share:				
Loss from continuing operations	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.03)
Loss from discontinued operations	(0.00)	-	(0.00)	-
Net loss per share	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.03)
Basic and diluted weighted average shares	268,318,558	231,566,279	265,010,009	224,926,056

CONSOLIDATED STATEMENTS OF CASH
FLOWS(UNAUDITED)
	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities

Net loss	$(3,244,861)	$(7,258,741)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	50,854	28,556
Amortization	68,478	68,478
Gain on settlement of debt	(453,451)	(9,928)
Equity instruments issued for services	197,939	4,227,494
Amortization of debt discount	513,444	-
Loss on valuation of derivative liability	1,210,000	-
Decrease (increase) in operating assets:
Increase in restricted cash	(492,694)	-
Accounts receivable	(11,702)	8,245
Other receivable	-	20,000
Inventories	-	59,528
Prepaid expenses and other current assets	(258,187)	(59,334)
Increase (decrease) in operating liabilities:
Accounts payable and related party payables	209,402	236,105
Bank overdraft	-	(89,665)
Accrued expenses	534,782	1,081,906
Accrued interest	170,811	111,902
Deferred revenue	59,792	(100,000)

Net cash flows used in operating activities	(1,445,393)	(1,675,454)

Cash flows from investing activities
Investment in property and equipment	(2,956)	(4,618)
Purchase of intellectual property	-	(2,500)
Investment in film development costs	(13,612,242)	-

Net cash flows used in investing activities	(13,615,198)	(7,118)
Cash flows from financing activities
Proceeds from non-related loans	14,411,320	462,016
Proceeds from related party loans	1,103,534	180,794
Payments on non-related party loans	(22,313)	(146,879)
Payments on related party loans	(539,243)	(181,294)
Payments on capital leases	(14,559)	(60,195)
Issuance of common stock, net of offering costs	120,000	1,432,512
Net cash flows provided by financing activities	15,058,739	1,686,954

Net increase/(decrease) in cash	(1,852)	4,382
Cash, at beginning of year	42,023	4,445

Cash, at end of period	$40,171	$8,827
Supplemental disclosure of cash flow information:
Cash paid for interest	$50,113	$153,386
Cash paid for taxes	$-	$-
Equity instrument issued for debt discount	$1,649,000	$-
Warrant derivative liability	$934,000	$-
Non-cash financing activities related to the acquisition and sale of Wowio, LLC	$1,618,355	$-
Non-cash financing activities related to the conversion of debt	$-	$255,872
Stock issued as payments of notes payable, accounts payable and accrued interest	$813,857	$671,186

The accompanying footnotes are an integral part of these consolidated financial statements

PLATINUM STUDIOS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2009 (UNAUDITED)

(1)  Description of business

  Nature of operations –  The Company controls a library consisting of more than 5,600 characters  and  is  engaged  principally  as  a  comics based  entertainment  company  adapting  characters  and  storylines for production in film, television, publishing and all other media.
  Platinum Studios, LLC was formed and operated as a California limited liability company from its  inception on November 20, 1996 through September 14, 2006.  On September 15, 2006, Platinum  Studios,  LLC  filed  with  the  State  of  California  to  convert  Platinum  Studios,  LLC  into  Platinum  Studios, Inc., (“the Company”, “Platinum”) a California corporation.
  This  change  to  the  Company  structure  was  made  in  preparation  of  a  private  placement  memorandum and common stock offering in October, 2006 (Note 12).

(2)  Basis of financial statement presentation and consolidation

  The  accompanying  unaudited  financial  statements  of  the  Company  have  been  prepared  in  accordance  with  United  States  generally  accepted  accounting  principles  for  interim  financial  statements and with the instructions to Form 10 Q and Article 10 of Regulation S X, promulgated  by the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the  information and disclosures required by United States generally accepted accounting principles for  complete  financial  statements.  The  consolidated  financial  statements  include  the  financial  condition and results of operations of our wholly owned subsidiary, Long Distance Films, Inc. and  its  two  wholly owned  subsidiaries  Dead  Of  Night  Investment  Company,  LLC  and  Dead  Of  Night  Production  Company,  LLC.  Intercompany  balances  and  transactions  have  been  eliminated  in  consolidation. In  the  opinion  of  management,  all  adjustments  (consisting  of  normal  recurring  adjustments) considered  necessary  for  a  fair  presentation  have  been  included.   The  results  of  operations for interim periods are not necessarily indicative of the results that may be expected  for the fiscal year.  The financial statements should be read in conjunction with the Company’s  December  31,  2008  financial  statements  and  accompanying  notes  included  in  the  Company’s  Annual  Report on  Form 10 K  (the “Annual  Report”).  All terms  used  but not  defined  elsewhere  herein have the meanings ascribed to them in the Annual Report.
  The balance sheet at December 31, 2008 has been derived from the audited financial statements  at  that  date  but  does  not  include  all  the  information  and  footnotes  required  by  United  States  generally accepted accounting principles for complete financial statements.

(3)  Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred significant losses which have resulted in an accumulated deficit  of  $23,954,939  as  of  September  30,  2009.   The  Company  plans  to  seek  additional financing in order to execute its business plan, but there is no assurance the Company will be able to obtain such financing on terms favorable to the Company or at all.  These items raise substantial  doubt  about  the  Company’s  ability  to  continue  as  a  going  concern.   The accompanying financial statements do not include any adjustments to reflect the possible future effects related to recovery and classification of assets, or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

(4)  Summary of significant accounting policies

  Reclassifications – Certain prior year amounts have been reclassified in order to conform to the  current year’s presentation.
  Revenue  recognition   Revenue   from   the   licensing   of   characters   and   storylines   (“the  properties”) owned  by  the  Company  are  recognized  in  accordance  with  guidance  provided  in  Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition” (an  amendment of Staff Accounting Bulletin No. 101 “Revenue Recognition”) (“SAB 104”).  Under the
  SAB  104  guidelines,  revenue  is  recognized  when  the  earnings  process  is  complete.  This  is  considered to have occurred when persuasive evidence of an agreement between the customer  and the Company exists, when the properties are made available to the licensee and the Company  has satisfied its obligations under the agreement, when the fee is fixed or determinable and when  collection is reasonably assured.
  The Company derives its licensing revenue primarily from options to purchase rights, the purchase  of rights to properties and first look deals. For option agreements and first look deals that contain  non refundable  payment  obligations  to  us,  we  recognize  such  non refundable  payments  as  revenue at the inception of the agreement and receipt of payment, prior to the collection of any  additional amounts due, provided all the criteria for revenue recognition under SAB 104 have been  met. First look deals that have contingent components are deferred and recognized at the later of  the expiration of the first look period or in accordance with the terms of the first look contract.
  For licenses requiring material continuing involvement or performance based obligations, by the  Company, the revenue is recognized as and when such obligations are fulfilled.
  The Company records as deferred revenue any licensing fees collected in advance of obligations  being fulfilled or if a licensee is not sufficiently creditworthy, the Company will not record deferred  revenue until payments are received.

(4)  Summary of significant accounting policies (continued)

License agreements typically include reversion rights which allow the Company to repurchase property rights which have not been used by the studio (the buyer) in production within a specified period of time as defined in the purchase agreement.  The cost to repurchase the rights is generally based on the costs incurred by the studio to further develop the characters and story lines.

  Use  of  estimates    The  preparation  of  financial  statements  in  conformity  with  accounting  principles generally accepted in the United States requires management to make estimates and  assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent  assets and liabilities at the date of financial statements, and the reported amounts of revenues  and expenses during the reporting periods. Actual results could differ from those estimates.
  Cash and cash equivalents – The Company considers all highly liquid investment securities with an  original maturity date of three months or less to be cash equivalents.
  Accounts receivable – Trade receivables are carried at original invoice amount. The company does  not  regularly  issue  credit  to  its  customers.  The  Company  performs  ongoing  reviews  of  its  receivables  for  collectability.  Trade  receivables  are  written  off  when  deemed  uncollectable.  Recoveries of trade receivables previously written off are recorded as income when received. No  trade receivables were written off for the nine months ended September 30, 2009 and 2008. The  Company’s allowance for doubtful accounts was $0 as of September 30, 2009 and December 31,  2008.
  Concentrations  of  risk    Financial  instruments  that  potentially  subject  the  Company  to  concentrations of credit risk consist primarily of uninsured cash balances.  The Company maintains  its cash balances with what management believes to be a high credit quality financial institution.  At times, balances within the Company’s cash accounts may exceed the Federal Deposit Insurance  Corporation (FDIC) limit of $250,000.  During the  three  and  nine  months  ended  September  30,  2009  and  2008,  the  Company  had  customer  revenues  representing  a  concentration  of  the  Company’s  total  revenues. For  the  three  and  nine  months  ended  September  30,  2009,  one  customer  represented  approximately  94%  of  total  revenues.  For  the  three  months  ended  September 30, 2008, two customers represented approximately 56% and 14% of total revenues.  For  the  nine  months  ended  September  30,  2008,  five  customers  represented  approximately  34%, 27%, 11%, 10% and 4% of total revenues, respectively.
  Derivative Instruments – Platinum Studios entered into a Credit Agreement on May 6, 2009, with
  Scott  Rosenberg  in  connection  with  the  issuance  of  two  secured  promissory  notes  and  an  unsecured promissory note. Two warrants were issued to Scott Rosenberg in connection with the  issuance of various promissory notes as of May 6, 2009 and June 3, 2009.
  A description of the notes is as follows:

  May 6, 2009 Secured Debt   The May 6, 2009 Secured Debt has an aggregate principal amount of $2,400,000, and is convertible into shares of the Company’s common stock at a conversion price of $0.048. The May 6, 2009 Secured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the May 6, 2009 Secured Debt bears interest at the rate of ten percent per annum. Interest is payable upon the expiration of the notes on May 6, 2010. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. The May 6, 2009 Secured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default. In connection with this debt the Company also issued warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

  June 3, 2009 Secured Debt   The June 3, 2009 Secured Debt has an aggregate principal amount of $1,350,000, and is convertible into shares of the Company’s common stock at a conversion price of $0.038. The June 3, 2009 Secured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the June 3, 2009 Secured Debt bears interest at the rate of ten percent per annum. Interest is payable upon the expiration of the notes on June 3, 2010. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010. The Company may prepay the notes at any time. The June 3, 2009 Secured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default. In connection with this debt the Company also issued warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

  June 3, 2009 Unsecured Debt   The June 3, 2009 Unsecured Debt has an aggregate principal amount  of  $544,826,  and  is  convertible  into  shares  of  the  Company’s  common  stock  at  a conversion price of $0.048. The June 3, 2009 Unsecured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the June 3, 2009 Unsecured Debt bears interest at the rate of ten percent per annum. The Company is required to make payments of $29,687.50 per month. The monthly payments are to be applied first to interest and second to principal. The remaining principal amount is to be repaid upon the expiration of the note on June 3, 2010. The Company may prepay the note at any time. The June 3, 2009 Unsecured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default.

(4)  Summary of significant accounting policies (continued)

  In determining the fair market value of the embedded derivatives, we used discounted cash flows  analysis. We also used a binomial option pricing model to value the warrants issued in connection  with  these  debts. The  Company  determined  the  fair  value  of  the  embedded  derivatives  to  be  $715,904 and the fair value of the warrants to be $934,000 as of June 30, 2009. The embedded  derivatives have been accounted for as a debt discount that will be amortized over the one year  life of the notes.  Amortization of the debt discount has resulted in a $513,444 increase to interest  expense for the nine months ended September 30, 2009.
  A description of the Warrants is as follows:
  1)  The May 6, 2009 warrant entitles the holder to purchase up to 25,000,000 shares of  the
  Company’s common stock at a price of $0.048 per share. The May 6, 2009 warrant is exercisable  up until May 6, 2019. The May 6, 2009 warrant shall expire and no longer be exercisable upon a  change in control. The exercise price and the number of shares underlying the warrant is subject  to anti dilution adjustments from time to time if the Company issues common stock at below the  exercise price at that time for the warrants.
  2)  The  June  3,  2009  warrant  entitles  the  holder  to  purchase  up  to  14,062,500  shares  of  the  Company’s common stock at a price of $0.038 per share. The June 3, 2009 warrant is exercisable  up until June 3, 2019. The June 3, 2009 warrant shall expire and no longer be exercisable upon a  change in control. The exercise price and the number of shares underlying the warrant is subject  to anti dilution adjustments from time to time if the Company issues common stock at below the  exercise price at that time for the warrants.
  In  determining  the  fair  market  value  of  the  Warrants,  we  used  the  binomial  model  with  the  following  significant  assumptions:   exercise  price  $0.038  –  $0.048,  trading  prices  $0.01    $0.08,  expected volatility 124.4%, expected life of 60 months, dividend yield of 0.00% and a risk free rate  of  3.59%. The  fair  value  of  these  warrants  has  been  recorded  as  part  of  the  debt  discount  as  discussed above as well as being recognized as a derivative liability. The derivative liability is re valued at each reporting date with changes in value being recognized as part of current earnings.  This revaluation for the three months ended September 30, 2009 resulted in a loss of $1,210,000.
  Depreciation   Depreciation is computed on the straight line method over the following estimated  useful lives:

Fixed assets	Useful Lives
Furniture and fixtures	7 years
Computer equipment	5 years

Office equipment	5 years
Software	3 years
Leasehold improvements Shorter of lease term or useful economic life

(4)  Summary of significant accounting policies (continued)

  Character development costs   Character development costs consist primarily of costs to acquire properties from the creator, development of the property using internal or independent writers and artists, and the registration of a property for a trademark or copyright.  These costs are capitalized in the year incurred if the Company has executed a contract or is negotiating a revenue generating  opportunity  for  the  property.   If  the  property  derives  a  revenue  stream  that  is estimable,  the  capitalized  costs  associated  with  the  property  are  expensed  as  revenue  is recognized. During the three and nine months ended September 30, 2009 no character costs were capitalized.

If the Company determines there is no determinable market for a property, it is deemed impaired and is written off.

  Purchased intangible assets and long lived assets – Intangible assets are capitalized at acquisition costs and intangible assets with definite lives are amortized on the straight line basis.  The Company  periodically  reviews  the  carrying  amounts  of  intangible  assets  and  property  in conformance with the FASB accounting standards codification (ASC) topic 360 (formerly SFAS no. 144), Accounting for the Impairment or Disposal of Long Lived Assets. Under ASC topic 360, long lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, the impairment charge to be recognized is measured by the excess of the carrying amount over the fair value of the asset.

  Advertising  costs    Advertising  costs  are  expensed  the  later  of  when  incurred  or  when  the advertisement is first run.  For the three and nine months ended September 30, 2009 advertising expenses  were  $0.  For  the  three  and  nine  months  ended  September  30,  2008  advertising expenses were $18,383 and $65,893, respectively.

Research and development   Research and development costs, primarily character development costs  and  design  not  associated  with  an  identifiable  revenue  opportunity,  are  charged  to operations as incurred.  For the three and nine months ended September 30, 2009 research and development expenses were $54,748 and $139,796, respectively. For the three and nine months ended September 30, 2008 research and development expenses were $109,851 and $468,078, respectively.

Income taxes – The Company has accounted for income taxes using the liability method, whereby  deferred tax assets and liability account balances are determined based on differences between  financial reporting and tax basis of assets and liabilities and are measured using the enacted tax  rates and laws that will be in effect when the differences are expected to reverse.  The Company  was subject to an annual minimum tax of $800.

(4)

Summary of significant accounting policies (continued)

Net  income/(loss) per  share  –  In  accordance  with  ASC  topic  205  “Earnings  Per  Share”,  basic  income per share is computed by dividing net income (loss) available to common stockholders by  the  weighted  average  number  of  shares  of  common  stock  outstanding  during  the  periods,  excluding  shares  subject  to  repurchase  or  forfeiture.  Diluted  income  per  share  increases  the  shares  outstanding  for  the  assumption  of  the  vesting  of  restricted  stock  and  the  exercise  of  dilutive  stock  options  and  warrants,  using  the  treasure  stock  method,  unless  the  effect  is  anti dilutive.

Recently issued accounting pronouncements – In June 2009, the  FASB issued guidance under  Accounting  Standards  Codification  ("ASC")  Topic  105,  "Generally  Accepted  Accounting  Principles" (SFAS No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of

Generally Accepted Accounting Principles). This guidance establishes the FASB ASC as the single  source  of  authoritative  U.S. GAAP  recognized  by  the  FASB  to  be  applied  by  nongovernmental  entities. Rules and interpretive releases of the SEC under authority of federal securities laws are  also sources of authoritative U.S. GAAP for SEC registrants. SFAS 168 and the ASC are effective  for financial statements issued for interim and annual periods ending after September 15, 2009.  The  ASC  supersedes  all  existing  non SEC  accounting  and  reporting  standards. All  other  non grandfathered,  non SEC  accounting  literature  not  included  in  the  ASC  has  become  non authoritative. Following SFAS 168, the FASB will no longer issue new standards in the form of  Statements, FSPs, or EITF Abstracts. Instead, the FASB will issue Accounting Standards Updates,  which will  serve only to update the ASC, provide background information about the guidance,  and  provide  the  bases  for  conclusions  on  the  change(s) in  the  ASC. We  adopted  ASC  105  effective  for  our  financial  statements  issued  as  of  September  30,  2009. The  adoption  of  this  guidance  did  not  have  an  impact  on  our  financial  statements  but  will  alter  the  references  to  accounting literature within the consolidated financial statements.

In  August  2009,  the  FASB  issued  guidance  under  Accounting  Standards  Update  ("ASU") No.  2009 05, "Measuring Liabilities at Fair Value". This guidance clarifies how the fair value a liability  should be determined. This guidance is effective for the first reporting period after issuance. We  will adopt this guidance for our year ending December 31, 2009. We do not expect the adoption  of this guidance to have a material impact on our financial statements

(5)  Property and equipment

  Property and equipment are recorded at cost. The cost of repairs and maintenance are expensed  when incurred, while expenditures refurbishments and improvements that significantly add to the  productive capacity or extend the useful life of an asset are capitalized.  Upon asset retirement or  disposal, any resulting gain or loss is included in the results of operations.

		September 30, 2009
		(Unaudited)	December 31, 2008
	Property and equipment, cost:
	Office equipment	$13,207	$13,207
	Furniture and fixtures	118,140	118,140
	Computer equipment	161,247	172,240
	Software	93,149	93,149
	Leasehold improvements	20,557	20,557
		406,300	417,293
	Less accumulated depreciation	(265,896)	(219,753)
	Net property and equipment	$140,404	$197,540

(6)	Character Rights

Character rights are recorded at cost. On June 12, 2008, the Company received a valuation of its intellectual property which consists of a library of comic characters. The valuation provides that the fair market value exceeds the Company’s cost.

(7)  Short term and long term debt (continued)

The following summarizes future cash payment obligations: Years Ending December 31,

	2009	$3,541,379
	2010	4,384,045
	2011	11,840,341
	2012	-
	2013	-
	Thereafter	-

	Total short-term and long-term debt obligations	$19,765,765

(8)	Operating and capital leases

  The  Company  has  entered  into  operating  leases  having  expiration  dates  through  2011  for  real  estate and various equipment needs, including office facilities, computers, office equipment and a  vehicle.
  On  July  10,  2006,  the  Company  entered  into  an  operating  agreement  for  the  lease  of  real  property located in Los Angeles, California.  The agreement has a five year term, commencing
  September 1, 2006 and ending August 31, 2011. The Company is currently in default of its lease  agreement and is negotiating new lease terms.
  The Company has various non cancelable leases for computers, software, and furniture, at a cost  of $273,150 at September 30, 2009 and December 31, 2008. The capital leases are secured by the  assets which cannot be freely sold until the maturity date of the lease. Accumulated amortization  for  equipment  under  capital  lease  totaled  $172,261  and  $139,271  at  September  30,  2009  and  December  31,  2008,  respectively.  The  Company  is  currently  in  default  on  all  of  its  lease  agreements  and  as  a  result,  all  future  payments  are  immediately  due.  The  Company  is  negotiating new lease terms

(9)  Commitments and Contingencies

During 2004, the Company entered into an agreement with Top Cow Productions, Inc. to acquire certain rights in and to certain comic books, related characters, storylines and intellectual property (the properties). The current agreement period expires on June 30, 2010.  The Company has the right to extend the agreement for an additional twelve month period for an additional $350,000 and has pre paid $75,000 toward this extended period.  If the Company enters into production on a  particular  property,  additional  fees  based  on  a  percentage  of  the  adjusted  gross  revenue resulting from the production, as defined in the agreement, will be due to the owner.  The agreement is collateralized by a security interest in and to all rights licensed or granted to the

Company under this agreement including the right to receive revenue.  The current agreement period cost of $350,000 is included in Other Assets on the balance sheet and is being amortized on a straight line basis beginning in 2006 when the rights became available for exploitation.

On July 15, 2008, Platinum Studios, Inc. purchased Wowio, LLC an on line distributor of e books. Under the terms of the Agreement the Company acquired from the Members of Wowio, LLC 100% of the membership interests of WOWIO for a total purchase price of $3,150,000 payable in shares of common stock of the Company. Under the terms of the Agreement, the number of shares of Common Stock issued on a particular payment date will be calculated by dividing one third of the purchase price by the average closing trading price of a share of the Common Stock for the five trading days immediately prior to such payment date, with a minimum price of $0.15 per share. On  July  16,  2008,  7,000,000  shares  were  issued  to  the  former  members  of  Wowio,  LLC representing one third of the total purchase price. One third of the shares were issued on the three month anniversary of the closing date and one third of the shares were issued during the three months ended March 31, 2009.

Wowio, LLC, is a leading online source for downloading digital books and comics. This acquisition was intended to continue the expansion of Platinum Studios’ global digital media distribution strategy.

The total basis of Wowio, LLC’s contributed assets and liabilities as of the closing date of the purchase was allocated to the estimated fair value of assets acquired and liabilities assumed as set forth in the following table:

Cash	$33,823
Equipment	13,950
Liabilities assumed	(415,376)
Total consideration	$(367,603)

The purchase of Wowio, LLC resulted in the recording of $2,499,380 in goodwill. At December 31, 2008 it was determined that this asset was fully impaired and the full amount was expensed.

On June 30, 2009 the Company sold Wowio, LLC to related parties for the assumption of an aggregate of $1,636,064 in debt owed by the Company and an additional $1,513,936 to be paid via a royalty of 20% of gross revenues generated by Wowio Penn, its successors and assigns, after which the royalty rate would decrease to 10%, and remain at 10% in perpetuity. See note 15, discontinued operations, for discussion of  the impact of the sale on current operations.

As of September 30, 2009, nine unsecured short term notes totaling $777,315 have exceeded their maturity date, are due upon demand, and could be considered in default. The Company is currently negotiating with the note holders to extend the maturity dates of these notes.

(10) Long Distance Films, Inc. and Dead of Night Productions

  On  December  10,  2008,  the  Company  purchased  Long  Distance  Films,  Inc. to  facilitate  the  financing and production of the film  currently titled “Dead of Night”. Long  Distance  Films, Inc.  has  no  assets,  liabilities  or  equity  other  than  100  shares  of  common  stock  wholly  owned  by  Platinum Studios, Inc. Additionally, Long Distance Films had recorded no revenue or expenses.  As  consideration  for  this  acquisition  the  Company  closed  a  financing  arrangement  to  provide  funding for the production of “Dead of Night”.
  On October 24, 2008 the Company Created Dead of Night Productions, LLC and Dead of Night  Investments, LLC  in order to facilitate the production of the film “Dead of Night”. Dead of Night  Productions,  LLC  and  Dead  of  Night  Investments,  LLC  are  wholly owned  subsidiaries  of  Long  Distance Films, Inc.
  As  of  September  30,  2009,  Dead  of  Night  Productions,  LLC  has  incurred  $13,612,242  in  film  development  costs  for  the  film  “Dead  of  Night”. These  costs  have  been  paid  through  related  debt financing which has a balance of $14,390,341 at September 30, 2009.

(11)  Related party transactions

  The  Company  has  an  exclusive  option  to  enter  licensing/acquisition  of  rights  agreements  for  individual characters, subject to existing third party rights, within the RIP Awesome Library of RIP  Media, Inc., a related entity in which Scott Rosenberg is a majority shareholder. The Company did  not  exercise  this  right  during  the  nine  months  ended  September  30,  2009  and  the  year  ended  December 31, 2008.
  Scott  Mitchell  Rosenberg  also  provides  production  consulting  services  to  the  Company’s  customers (production companies) through Scott Mitchell Rosenberg Productions (another related  entity)  wholly  owned  by  Scott  Mitchell  Rosenberg.  At  the  time  the  Company  enters  into  a  purchase  agreement  with  a  production  company,  a  separate  contract  may  be  entered  into  between the related entity and the production company. In addition, consulting services regarding  development of characters and storylines may also be provided to the Company by this related  entity.  Revenue would be paid directly to the related entity by the production company.
  For the nine months ended September 30, 2009, Scott Mitchell Rosenberg loaned the company  an additional $1,103,534 to help fund operations.

  For  the  nine  months  ended  September  30,  2009,  the  Company  repaid  $71,675  in  loans  and  interest on loans provided by Brian Altounian.

  The  Company  entered  into  a  Credit  Agreement  on  May  6,  2009,  with  Scott  Rosenberg  in  connection with the issuance of two secured promissory notes and an unsecured promissory note.  Two  warrants  were  issued  to  Scott  Rosenberg  in  connection  with  the  issuance  of  various  promissory notes as of May 6, 2009 and June 3, 2009.

(11)  Related party transactions (continued)

  A description of the notes is as follows:

  May 6, 2009 Secured Debt   The May 6, 2009 Secured Debt has an aggregate principal amount of $2,400,000, and is convertible into shares of the Company’s common stock at a conversion price of $0.048. The May 6, 2009 Secured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the May 6, 2009 Secured Debt bears interest at the rate of ten percent per annum. Interest is payable upon the expiration of the notes on May 6, 2010. The original principal amount of $2,400,000 is to be repaid upon the expiration of the notes on May 6, 2010. The Company may prepay the notes at any time. The May 6, 2009 Secured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default. In connection with this debt the Company also issued warrants to purchase 25,000,000 shares of the Company’s common stock for $0.048 per share.

  June 3, 2009 Secured Debt   The June 3, 2009 Secured Debt has an aggregate principal amount of $1,350,000, and is convertible into shares of the Company’s common stock at a conversion price of $0.038. The June 3, 2009 Secured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the June 3, 2009 Secured Debt bears interest at the rate of ten percent per annum. Interest is payable upon the expiration of the notes on June 3, 2010. The original principal amount of $1,350,000 is to be repaid upon the expiration of the notes on June 3, 2010. The Company may prepay the notes at any time. The June 3, 2009 Secured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default. In connection with this debt the Company also issued warrants to purchase 14,062,500 shares of the Company’s common stock for $0.038 per share.

  June 3, 2009 Unsecured Debt   The June 3, 2009 Unsecured Debt has an aggregate principal amount  of  $544,826,  and  is  convertible  into  shares  of  the  Company’s  common  stock  at  a conversion price of $0.048. The June 3, 2009 Unsecured Debt bears interest at the rate of eight percent per annum. Upon the occurrence of an event of default, the June 3, 2009 Unsecured Debt bears interest at the rate of ten percent per annum. The Company is required to make payments of $29,687.50 per month. The monthly payments are to be applied first to interest and second to principal. The remaining principal amount is to be repaid upon the expiration of the note on June 3, 2010. The Company may prepay the note at any time. The June 3, 2009 Unsecured Debt has the following features that can be considered to be embedded derivatives: (i) the conversion feature of the notes, (ii) a holder’s right to force a redemption of the Notes upon an event of default, and, (iii) the increased interest rate upon an event of default.

(11)  Related party transactions (continued)

  In determining the fair market value of the embedded derivatives, we used discounted cash flows  analysis. We also used a binomial option pricing model to value the warrants issued in connection  with  these  debts. The  Company  determined  the  fair  value  of  the  embedded  derivatives  to  be  $715,904 and the fair value of the warrants to be $934,000 as of June 30, 2009. The embedded  derivatives have been accounted for as a debt discount that will be amortized over the one year  life of the notes.  Amortization of the debt discount has resulted in a $513,444 increase to interest  expense for the nine months ended September 30, 2009.
  A description of the Warrants is as follows:
   1)  The May 6, 2009 warrant entitles the holder to purchase up to 25,000,000 shares of  the
  Company’s common stock at a price of $0.048 per share. The May 6, 2009 warrant is exercisable  up until May 6, 2019. The May 6, 2009 warrant shall expire and no longer be exercisable upon a  change in control. The exercise price and the number of shares underlying the warrant is subject  to anti dilution adjustments from time to time if the Company issues common stock at below the  exercise price at that time for the warrants.
   2)  The June 3, 2009 warrant entitles the holder to purchase up to 14,062,500 shares of  the
  Company’s common stock at a price of $0.038 per share. The June 3, 2009 warrant is exercisable  up until June 3, 2019. The June 3, 2009 warrant shall expire and no longer be exercisable upon a  change in control. The exercise price and the number of shares underlying the warrant is subject  to anti dilution adjustments from time to time if the Company issues common stock at below the  exercise price at that time for the warrants.
  In  determining  the  fair  market  value  of  the  Warrants,  we  used  the  binomial  model  with  the  following  significant  assumptions:   exercise  price  $0.038  –  $0.048,  trading  prices  $0.01    $0.08,  expected volatility 124.4%, expected life of 60 months, dividend yield of 0.00% and a risk free rate  of  3.59%. The  fair  value  of  these  warrants  has  been  recorded  as  part  of  the  debt  discount  as  discussed above as well as being recognized as a derivative liability. The derivative liability is re valued at each reporting date with changes in value being recognized as part of current earnings.  This revaluation for the three months ended September 30, 2009 resulted in a loss of $1,210,000.

(12)   Stockholders equity

Platinum Studios LLC filed Articles of Incorporation with the Secretary of the State of California on September 15, 2006, by which Platinum Studios, LLC converted from a California limited liability company  into  Platinum  Studios,  Inc.,  a  California  corporation.   On  September  15,  2006, 135,000,000 common shares were issued for conversion of LLC interests as all members of the limited  liability  company  became  shareholders  of  the  corporation,  maintaining  their  same percentage ownership, with no additional contribution required by any of the members to the corporation.

(12)   Stockholders equity (continued)

Effective July 12, 2007, the Company obtained board approval of an incentive plan under which equity  incentives  would  be  granted  to  officers,  employees,  non employee  directors  and consultants  of  the  Company.   The  board  further  resolved  for  45,000,000  shares  of  the Company’s common stock, $0.0001 par value, be reserved for issuance in accordance with the requirements of this plan. As of September 30, 2009, the Company granted stock options to purchase  up  to  an  aggregate  of  37,172,296  shares  of  its  common  stock  to  employees  and consultants  and  granted  7,950,000  shares  of  restricted  common  stock  to  employees  and consultants.

Of the stock options granted, the following were granted to executive officers Brian Altounian    7,965,000 options Helene Pretsky      6,000,000 options Of the restricted stock issued, the following were issued to executive officers: Brian Altounian    5,250,000 shares Helene Pretsky      2,000,000 shares

(13)   Stock Compensation

  Warrants and options outstanding at September 30, 2009 are summarized as follows:

 (14)   Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for deductible temporary differences and operating loss and tax credit carryforwards  and  deferred  tax  liabilities  are  recognized  for  taxable  temporary  differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment. The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and the state of California.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non U.S. income tax examinations by tax authorities for years before 2006.

  The  Company  adopted  the  provisions  of  ASC  topic  740,  Accounting  for  Uncertainty  in  Income  Taxes, on January 1, 2007. Included in the balance at September 30, 2009 and December 31, 2008,  are  no  tax  positions  for  which  the  ultimate  deductibility  is  highly  certain  but  for  which  there  is  uncertainty about the timing of such deductibility.
  The Company has not filed a tax return for the years ended December 31, 2008, 2007 and 2006.
  Minimum state tax payments have accrued in states for which the company has operated since
  2006.  Upon filing all amounts paid will be subject to penalties and interest according to the state  tax jurisdiction.  The statue of limitations remains open on all years from 2006 going forward.  The  statute will not begin to run until the Company files the tax return.  Once the returns have been  filed the IRS will have three years to examine and adjust the amounts reported.
  The Company operates at a loss and will only be liable for minimum state tax payments once a  return is filed.  No unrecognized liability will be added to the Company’s balance sheet for the un filed returns as the amounts reported are an immaterial amount.
  The  Company’s  policy  is  to  recognize  interest  accrued  related  to  unrecognized  tax  benefits  in  interest expense and penalties in operating expenses.

Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

(15)   Discontinued Operations

On June 30, 2009 the Company sold Wowio,LLC to related parties for the assumption of an aggregate of $1,636,064 in debt owed by the Company and an additional $1,513,936 to be paid via a royalty of 20% of gross revenues generated by Wowio Penn, its successors and assigns, after which the royalty rate would decrease to 10%, and remain at 10% in perpetuity. The sale of Wowio resulted in a decrease in the Company’s debt and has allowed management to focus on the Company’s core comic business. The Company considers Wowio LLC’s results of operations to be immaterial to the Company’s overall performance and does not expect the sale to have a material effect on operations. Below are Wowio, LLC’s results of operations, all of which has been classified as discontinued operations, for the three and nine months ended September 30, 2009:

(16)   Subsequent events

In May 2009, the FASB issued ASC topic 855, “Subsequent Events”, which is effective for financial statements ending after June 15, 2009, and we adopted ASC topic 855 during the three months ended June 30, 2009. ASC topic 855 establishes general standards of accounting for and disclosure of subsequent events that occur after the balance sheet date. Entities are also required to disclose the date through which subsequent events have been evaluated. We have evaluated subsequent events through November 23, 2009, the date of issuance of our financial statements in this Form 10 Q.

Subsequent to September 30, 2009 the Company has issued an additional 13,955,000 shares  of common stock as part of a private placement resulting cash receipts of $697,750.

On October 8, 2009 the Company issued 300,000 shares of common stock for settlement of accrued salary to Brian Altounian.

Through and including February 14, 2010 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$115
Legal fees and expenses	5,000
Accountants' fees and expenses	5,000
Miscellaneous fees	1,000
Total	11,115

Item 14. Indemnification of Directors and Officers

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In May, 2007, the Company entered into indemnification agreements with each of the Officers and Directors of the Corporation individually.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales of our securities that were not registered under the Securities Act. Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends.

1.	On February 20, 2009 the Company opened a Private Placement round, offering up to 30,000,000 shares of common stock at an offer price of $0.05/share. As of April 1, 2009, the Company had sold 1,300,000 shares for a total of $65,000.
2.	On October 20, 2009 the Company opened a Private Placement round, offering up to 20,000,000 shares of common stock at an offering price of $0.05/share. At the close of this offering, December 22, 2009, the Company had sold 18,827,824 shares for a total of $941,391.

Item 16. Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference. The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 14, 2010.

PLATINUM STUDIOS, INC.

By:	/s/ Scott Mitchell Rosenberg
Name:	Scott Mitchell Rosenberg
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Platinum Studios, Inc., do hereby constitute and appoint Scott Mitchell Rosenberg and Brian Altounian, and each of them individually, our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.13	Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009
10.14	Registration Rights Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009

*filed herewith